SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-192399

KM WEDDING EVENTS MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7299 (Primary Standard Industrial Classification Code Number)	46-1290754 (I.R.S. Employer Identification Number)

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Corporation

2140 South DuPont Highway

Camden, DE 19934

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑ . .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

1

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	10,000,000 (3)	$0.30	$3,000,000	$386.00
Common Stock, $0.001 par value per share	7,912,660 (4)	$0.30	$2,373,798	$305.00

(1)	In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
(3)	Direct Public Offering.
(4)	Selling Security Holders. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by Selling Shareholders of the Registrant of up to 7,912,660 ordinary shares previously issued to the Selling Shareholders as named in the Resale Prospectus.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated February 21, 2014

2

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus regarding our offering of up to 10,000,000 shares of our Common Stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $3,000,000. The offering price is $0.30 per share for newly issued shares.

•	Resale Prospectus. A prospectus to be used for the resale by selling shareholders (the “Selling Shareholders”) of up to 7,912,660 shares of the Registrant’s common stock (the “Resale Prospectus”). The offering price is a fixed price of $0.30 per share for shares being sold by current shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 6;
•	they contain different Use of Proceeds sections on page 17;
•	they contain different Plan of Distribution sections on page 18;
•	the Dilution section is deleted from the Resale Prospectus;
•	a Selling Security Holders section is included in the Resale Prospectus beginning on page 112;
•	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

3

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

This is the initial offering of Common Stock of KM Wedding Events Management, Inc. We are offering for sale a total of 10,000,000 shares of Common Stock at a fixed price of $0.30 per share for the duration of this Offering (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our Officers and Directors, will attempt to sell the shares directly to friends, family members and business acquaintances. Our Officers and Directors will not receive commission or any other remuneration any such sales. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered for sale at a fixed price of $0.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $3,000,000.  However, since the Offering is being conducted on a “best-efforts” basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.30	Not Applicable	$215,000	$1,415,000	$2,915,000
Total	$0.30	Not Applicable	$215,000	$1,415,000	$2,915,000

4

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This Prospectus covers the Company’s primary offering for 10,000,000 shares of Common Stock of the Company. The Selling Shareholders of the Company are concurrently offering for resale 7,912,660 shares of Common Stock of the Company, which is covered in a separate Resale Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 10 HEREOF BEFORE BUYING ANY SHARES OF KM WEDDING EVENTS MANAGEMENT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is February 21, 2014.

5

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

6

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

KM Wedding Events Management, Inc. (the “Company” or “KM”) was incorporated in the State of Delaware on October 24, 2012.

On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt Ltd, a company incorporated under the 1956 Companies Act of India (“KM India”), pursuant to which KM agreed to purchase ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees (approximately $0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars. As of February 21, 2014, pursuant to the above agreement, KM has purchased 1,393,127 shares at 11 Rupees per share ($0.201 USD at the time of the sale) in KM India on April 3, 2013 for $280,000 USD. A true and correct copy of the Stock Purchase Agreement was filed as Exhibit 10.5 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.

On February 14, 2013, KM entered into a Stock Purchase Agreement with the shareholders of KM India, comprised of Mr. Venkatesan Vaidhyanathan, Mrs. Meera Nagarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar, pursuant to which KM shall purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Nagarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows: (i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and, (ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”). As of February 21, 2014, KM has purchased 1,120,018 shares in KM India on April 26, 2013 from Tranche A for an aggregate of $229,000 USD from two of the shareholders of KM India viz. Mr. Venkatesan Vaidhyanathan (562,455 shares for $115,000 USD) and Mrs. Meera Nagarajan (557,564 shares for $114,000 USD). The remaining Tranche A shares and the Tranche B shares have to be sold within 3 years from February 14, 2013. A true and correct copy of the Stock Purchase Agreement was filed as Exhibit 10.6 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.

As a result of the Stock Purchase Agreements referenced above, KM now carries on the business of KM India as its primary business and KM India is a subsidiary of KM. KM currently holds 55.32% of KM India.

KM India has been involved in the wedding services industry in South India since 2004. KM is the brand, which is a short form for ‘Kalyana Malai’ meaning ‘Wedding Garland’ in South Indian language. The services offered by KM India include Matrimonial (Matchmaking) Services and Wedding Services. Unless otherwise specified, KM and KM India shall hereinafter be collectively referred to as “KM” or the “Company”.

KM’s Matrimonial Services include matchmaking and partner identification, through multiple delivery channels viz. print and visual media, website, physical centers and events. The Wedding Services of KM covers 15 different services, including food and beverages, guest services, decorations, event planning and event management. In order to increase the Wedding Services business, KM intends to lease and/or own wedding halls (physical infrastructures where a wedding is conducted, similar to banquet halls of hotels) and provide Wedding Services for the weddings conducted in these halls.

KM currently focuses on the geographic locations of Tamil Nadu and Andhra Pradesh (two of the Southern States in India). We believe that the Company is well positioned to exploit the potential of the Wedding Services market because of its presence in this market since 2004 and respected brand name. The Company is also planning to expand its services in the United States during 2014. KM’s target customers include the Indian high-income group, higher middle-income group, and other affluent individuals both in the U.S. and India. This segment, being upwardly mobile and comfort and service focused, is the right target group for the business positioning of KM.

KM India has been servicing the Indian Diaspora in the United States through its website since 2004 which was followed up by Community Meets (events focused on bringing together individuals who are seeking a life partner and who share similar backgrounds (e.g. profession, socio-economic background, religion, etc.) conducted during the fiscal year 2011 in 5 cities (New York City, South Windsor (Connecticut), Boston, Houston & San Antonio) which was attended by around 1,200 prospective matrimonial customers. In October 2013, KM India also filmed for Sun TV across 6 different US cities (New York, South Windsor Connecticut), New Brunswick, San Jose, Dallas and Houston), which was attended by over 5,400 South Indian community members. KM’s TV show is a 30 minute matrimonial-related program produced by KM and telecast once a week by Sun TV. The TV program introduces profiles of individuals seeking to be matched and also incorporates an entertainment based “debate show” which covers various “topics of social impact” which are discussed and debated upon by professionals & experts.

7

Based on the experience gained from the above activities, KM believes that the Indian Diaspora in the United States presents a lucrative market that requires Matrimonial and Wedding Services offered by KM but also requires a customized and focused approach for exploiting the same. The plan for exploring this business opportunity includes setting up offices in the U.S. (fiscal 2014), providing Wedding Services for weddings to be conducted in India by Indians in the U.S. (fiscal 2014), launching a customized website for Matrimonial Services in the U.S. market (fiscal 2015) and providing Wedding Services for conducting weddings locally in the United States (fiscal 2016-17).

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “We are an “Emerging Growth Company” and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our Common Stock less attractive to Investors” on Page 11 of this prospectus.

8

SUMMARY OF THIS OFFERING

The Issuer	KM Wedding Events Management, Inc.

Securities being offered	Up to 10,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.30

No Revocation	Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The Offering shall continue until all shares offered hereunder have been sold or until the expiration of a 180 day period from the date of effectiveness of this Registration Statement, unless such period is extended by our Board of Directors.

Number of Shares Outstanding Before the Offering

As of the date of this Registration Statement there are 41,646,160 shares of Common Stock, and 0 shares of Preferred Stock, issued and outstanding.

Upon the completion of the Offering under this Registration Statement, there will be 51,646,160 shares of Common Stock outstanding provided all of the shares offered hereby are sold.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $85,000.

Net Proceeds to the Company

The Company is offering 10,000,000 shares of Common Stock, $0.001 par value and at an offering price of $0.30 per Share for maximum net proceeds to the Company of $3,000,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the Shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

Use of Proceeds	If all of the shares of Common Stock offered hereunder are sold, the net proceeds to the Company from the sale of the shares will be approximately $3,000,000. The offering proceeds will be utilized mainly for capital expenditures relating the growth and expansion of the Company’s business in the United States.

9

Risk Factors	The Securities offered hereby involve a high degree of risk and immediate substantial dilution, and therefore, should not be purchased by anyone who cannot afford the loss of his or her entire investment. Prospective investors should carefully review and consider the factors set forth in the section of this Registration Statement entitled “Risk Factors,” as well as the other information set forth herein before subscribing for any of the shares offered hereby.
10

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their investment.

There shall be no minimum amount of proceeds to be received by the Company upon the sale of the shares offered hereunder. After the payment of expenses, including attorney and accounting fees, general and administrative expenses, the retirement of certain debt of the Company and the marketing and distribution of the Company’s existing products, the Company may have only limited reserves allocated for contingencies. In the event additional expenses are incurred in addition to those currently budgeted for, this may have a material adverse impact on the business and operations of the Company.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Founder and Chairman, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

Furthermore, as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

11

We will remain an emerging growth company until the earliest of: (A) the last day of the fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) the last day of the fiscal year in which we have total annual gross revenue of $1.0 billion or more, (C) the date that we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (D) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “Emerging Growth Company” and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our Common Stock less attractive to Investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to “opt out” of such extended transition period and, therefore, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

You may be liable for damages if you breach the Subscription Agreement

The Company is charged with the burden of determining the suitability of an investor to invest in the Company. Nonetheless, the Subscription Agreement attached to this Offering requires the investors to represent, among other things, that they meet certain requirements and understand the risks associated with an investment in our shares and an investment in us, and that they can afford to lose all of the money they invest in us. Any investor who later makes a claim against us that is inconsistent with the representations in the Subscription Agreement will be in breach of the Subscription Agreement and will be liable for any damages that we, our affiliates and agents suffer as a result of such breach, including the cost of a successful defense against a lawsuit of the kind discussed above. Accordingly, members should take the representations in the Subscription Agreement seriously and not invest in us if they are not comfortable with the investment in us or will suffer financially or emotionally if they lose their investment.

12

Valuation of Securities Offered

The Company has arbitrarily determined the offering price of the shares. Therefore, purchasers of the shares may be exposed to a substantial risk of a decline in the market value of the Securities after the Offering should a market develop.

Purchasers in this Offering will experience immediate and substantial dilution in the book value of their investment.

The Offering price of our Common Stock of $0.30 is substantially higher than the $0.056 net tangible book value per share of our outstanding Common Stock immediately after the Offering, assuming that 100% of the shares offered hereunder are sold. Therefore, if you purchase shares of our Common Stock in this Offering at a price of $0.30, you will experience immediate dilution of $0.241 per share, the difference between the price per share you pay for our Common Stock and its net tangible book value per share as of December 31, 2013, after giving effect to the issuance of shares of our Common Stock in this Offering. This dilution is due in part to our arbitrary determination of the Offering price of the shares being offered.  This dilution is also a result of the lower book value of shares of our Common Stock held by our existing stockholders. Additionally, if we issue additional shares of our Common Stock in the future, you may experience further dilution.

As a result of the concurrent offering by the Company and the Selling Shareholders, the Company may not be able to sell the shares being offered by us which will reduce the amount of capital available for our operations.

The Company and Selling Shareholders will be offering shares of the Company’s common stock at the same time, however, there are no Selling Shareholders who will also be selling shares on behalf of the Company. The sale of shares by the Selling Shareholders is not contingent upon the Company selling a minimum number of its shares. Due to the concurrent offering, the Company and Selling Shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, we may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our Offering. In that event, the overall proceeds to the Company from our Offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the Selling Shareholders could impair our ability to raise capital through the sale of additional equity securities.

RISKS RELATED TO THE BUSINESS

The market for wedding services is highly competitive, and competition is increasing as more companies, many that are larger and have greater resources than we do, are able to capture the market from us. Further, considering that the industry is largely unorganized, numerous small players can pose stiff competition to us by underpricing the types of services that we provide.

In regards to the wedding matchmaking services, there are various online matrimonial providers who are large players and who have already attained significant operations compared to us. These providers have greater financial back up, investments in technology, resources and market infrastructure to offer competitive service rates that may pose significant challenges to us. We also compete with numerous small and mid-size online companies, and unorganized traditional brick and mortar service providers who may offer services at cheaper price points than us which may have an adverse effect on our business, including increased price competition and loss of potential customers.

Our ability to grow our business is dependent on our ability to compete effectively against other providers and requires capital investment in marketing and advertisement. Many existing and potential competitors have longer operating histories and greater market share and brand recognition than we do. In addition, many of our existing and potential competitors are substantially larger than we are and may already have or could develop substantially greater financial and other resources than we have. We may also face price competition that results in decreases in the purchase and use of our products and services. To stay competitive, we may have to increase the incentives that we offer to our customers and decrease the prices of our products and services, which could adversely affect our operating results and profitability.

In regards to wedding services, we may face stiff price competition from established hotel chains who rent their banquet halls directly to consumers and other wedding services companies. Considering the industry is largely unorganized, we might also face stiff price competition from small time players including wedding catering contractors who might offer similar service offerings at a price point much lower than us. In such an event our business and profitability may be substantially affected.

We rely on our relationships with wedding infrastructure owners who lease out their land or buildings for the purpose of being used as a wedding infrastructure. The financial position of the Company may be adversely affected if we fail to obtain a good wedding infrastructure space at a fair lease rental value and fail to achieve optimum occupancy of these infrastructures.

The Company relies on its relationships with wedding infrastructure owners who lease out their halls and buildings for an annual lease rental for the purpose of being used as a wedding infrastructure. The financial position of the Company may be adversely affected if we fail to obtain suitable wedding halls. Even if we are able to obtain suitable wedding halls, we need to ensure optimum occupancy of these infrastructures; otherwise the business may be significantly affected.

13

The wedding industry is highly dependent on social structure and practices. Any major change in the same will adversely impact the business and thus the financial performance of the Company.

The wedding services industry is highly dependent on the social structure, religious practices and number of guest invites. Any major change in the same by the consumers will adversely impact the business and thus the financial performance of the Company.

Our business depends significantly on the market recognition of our Founder & Chairman, who is our brand ambassador, and if we are not able to maintain or enhance our brand recognition, our business, financial condition, results of operations and prospects may be materially and adversely affected.

In the event of the demise of our Founder and Chairman, Mr. Venkatesan (a.k.a Mr. T.V. Mohan), who is the brand ambassador and face of the Company, or any accident or injury or ill health caused to him, the Company may not be able to maintain its business and brand recognition, or enhance its brand appeal. This could significantly affect our business and operations.

Our ability to maintain our competitive position and to implement our business strategy is dependent to a significant extent on the performance of our senior management team and other key functional personnel.

We depend on our current senior management for the implementation of our strategy and the operation of our day-to-day activities. Furthermore, relationships of members of senior management are important to the conduct of our business. Competition for experienced management personnel in the wedding services industry is intense, the pool of qualified candidates is limited, and we may not be able to retain the services of our senior executives or key personnel or attract and retain high-quality senior executives or key personnel in the future. Consequently, there can be no assurance that these individuals will continue to make their services available to us in the future. Any significant loss of senior management or key personnel could materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may consequently lose our proprietary know-how.

Our key management personnel have entered into confidentiality and/or non-competition agreements with us. However, if any disputes arise between any of our key management personnel and us, it may be difficult for us to enforce these agreements.

Our profitability is substantially dependent on scalability of wedding services which may be negatively affected by various factors.

Our profit margin is largely a function of service fees charged to our customers. These fees are affected by a number of factors, including:

•	Our customer’s perception of our ability to add value through our services;
•	The introduction of better products or services by our competitors;
•	The stiff pricing policies of our competitors;
•	General economic recessionary conditions;
•	The increase in input cost of materials which we may not be able to pass on to the customers; and
•	Increase in lease rental costs charged by wedding infrastructure owners.

If our service fees are not properly priced, our revenue will decline and we will not be able to sustain our profit margin, which could have a material adverse effect on our profitability.

We have entered into outsourcing and other agreements related to certain business operations, and any difficulties experienced in these arrangements could result in additional expense, loss of customers and revenue, or an interruption of our services.

We have entered into numerous outsourcing agreements with third parties to provide turnkey wedding event management services to our customers. As a result, we must rely on third parties over which we have limited control, to perform certain of our operations and, in the majority of cases, to interface with our customers. If these third parties are unable to perform to our requirement of high quality services we may be forced to pursue alternative strategies to provide these services, which could result in delays, interruptions, additional expenses to us and loss of customers. This may require us to pursue new third-party relationships. If we are unable to complete a transition to a new provider on a timely basis, or at all, we could be forced to temporarily or permanently discontinue certain services, which could disrupt services to our customers and adversely affect our business, financial condition and results of operations.

14

The inability to maintain or strengthen our brand may reduce our ability to retain and attract customers, which could adversely affect our business, financial condition and operating results.

The nature of the industry requires continuous efforts to increase brand awareness among our consumers. This will be an important part of our strategy to grow our business. Developing, promoting and maintaining our brand and image requires a consistent capital investment and expense, and this investment in our brand and image may not be successful. If we fail to develop, promote and maintain our brand and image, we may not be able to grow our customer base and our financial and operational results may suffer.

If we lose key personnel or are unable to attract additional qualified personnel as we grow, our business could be adversely affected.

The wedding services business is highly labor intensive and requires constant efforts on training. We depend on the ability and experience of a number of our key personnel who have substantial experience in our line of operations. It is possible that the loss of the services of one or a combination of our senior executives or key managers would have an adverse effect on our operations. Our success also depends on our ability to continue to attract, train, manage and retain other qualified management and skilled personnel as we grow, and we may be unable to attract, manage or retain such personnel. Due to the competitive nature of our industry, we may also be vulnerable to attempts by our competitors to hire our employees.

Business, political and economic factors may affect our operations, the manner in which we conduct our business and our rate of growth.

The growth rate of the Indian economy has dropped over the last two years and unemployment rates are rising. If economic conditions and unemployment rates continue to deteriorate or do not improve, our target consumer base may be negatively affected due to the generally lower incomes of the customers. In addition, a large proportion of our target customers work in industries that may be disproportionately affected by a downturn in the Indian economy, which may limit their disposable incomes and consequently, their discretionary spending. Stagnant economic growth and high unemployment are likely to negatively affect our customers' ability to pay for our services. The resulting impact of such economic conditions on our customers and on consumer spending could have a material adverse effect on demand for our services and on our business, financial condition and operating results.

If we are unable to adequately protect our intellectual property and brand image we may lose a valuable competitive advantage or be forced to incur costly litigation to protect our rights.

Our success depends in part on our ability to protect our intellectual property rights and brand image. Currently, the Company has the right to utilize certain intellectual property comprising of wedding design, catering knowhow, talent pool, skilled labor, vendor supply chain network, wedding hall owner’s network, sourcing strategy, proprietary recipe of signature dishes, etc. It is possible that third parties will infringe these rights and as a result, the Company may be forced to spend significant amounts of time or money to defend these rights. Further, the Company has not yet obtained trademark protection of the KM brand. Securing these protections will be material to our business as it will help protect our ideas and image from use by competitors with a similar business model.

Our failure to anticipate rapid changes in competition may negatively affect demand for our services in the marketplace.

The wedding services market may be subject to rapid and significant business changes. We expect that new services and concepts applicable to our industry will emerge in the future, and these new services and concepts may be superior to our services. Our future success will depend, in part, on our ability to develop new services according to changing business conditions. These initiatives are inherently risky, and they may not be successful or may have an adverse effect on our business, financial condition and results of operations.

The Company’s business is affected by various regulations and compliance with stringent health, safety and environmental laws is expected to be significant. The failure to comply with existing and new health, safety and environmental laws could adversely affect our results of operations.

A central component of our wedding service is catering, which is subject to Food Regulations. The Indian food and processing industry is governed by multiple legislations. Dealing with an array of food laws and governing bodies is also a challenge. In addition, we are also subject to regulations relating to local land use controls, permits planning permission, fire and safety standards. We could be subject to substantial civil and criminal liability and other regulatory consequences in the event that health, safety or environmental hazards were to be found. We may be the subject of consumer interest litigation in India relating to allegations of such hazards, as well as in cases having potential criminal and civil liability filed by regulatory authorities. If such cases are determined against us, there could be an adverse effect on our brand reputation, business and operations.

15

We and some of our third-party service providers are susceptible to the occurrence of catastrophic events, which could impair our ability to operate our business.

We and some of the third-party service providers on which we rely are vulnerable to damage from catastrophic events, such as power loss, natural disasters, terrorism, fires, accidents and similar events beyond our control. If we or our third-party service providers experience any of these events, our services to the customers may not function properly, we may lose customers and revenues, and we may have difficulty attracting new customers, any of which could have a material adverse impact on our business, financial condition and results of operations. In addition, the business interruption insurance we carry may not cover any or all of the losses we may experience as a result of such events. Any significant losses that are not covered by insurance could negatively affect our financial condition and results of operations.

Our business and activities will be regulated by the Competition Act, 2002 (India).

The Parliament of India enacted the Competition Act, 2002 (the “Competition Act”) for the purpose of preventing practices having an adverse effect on competition in the relevant market in India under the auspices of the Competition Commission of India (the “CCI”). Under the Competition Act, any arrangement, understanding or action, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition is void and attracts substantial penalties. On March 4, 2011, the Government notified and brought into force the combination regulation (merger control) provisions under the Competition Act, effective from June 1, 2011. The combination regulation provisions require that acquisition of shares, voting rights, assets or control or mergers or amalgamations which cross the prescribed asset and turnover-based thresholds shall be mandatorily notified to and pre-approved by the CCI. In addition, on May 11, 2011, the CCI issued the final Competition Commission of India (Procedure in regard to the transaction of business relating to combinations) Regulations, 2011 that sets out the mechanism for implementation of the combination regulation provisions under the Competition Act.

The effect of the Competition Act on the business environment in India is currently unclear. If we are affected, directly or indirectly, by any provision of the Competition Act, or its application or interpretation, including any enforcement proceedings initiated by the Competition Commission and any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission, it may have a material adverse effect on our business, results of operations, financial condition and prospects.

Our ability to raise foreign capital may be constrained by Indian law.

Our operating subsidiary, as an Indian company, will be subject to exchange controls that regulate investments in foreign currencies. Such regulatory restrictions limit our financing sources for our business operations or acquisitions and other strategic transactions, and consequently could constrain our ability to obtain financings. In addition, we cannot assure you that the required approvals will be granted to us, even if granted within the normal time limits.

If we are not able to obtain further financing, our business operations may fail.

Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. The Company’s established bank-financing arrangements will not be adequate. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

RISKS RELATED TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	products and services offered by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

16

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

There are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending 2013 to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2012. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock may be deemed “penny stock”, which would make it more difficult for investors to sell their shares.

If a market develops and the price of the Company’s stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company’s shares may be subject to a rule promulgated by the SEC that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, if the price of the Company’s stock is below $5.00, and does not meet the conditions set forth above, sales of the Company’s stock in the secondary market will be subject to certain additional new rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealers and disclosure of the sales person working for the broker-dealer. These rules and regulations may affect the ability of broker-dealers to sell the Company’s securities, thereby limiting the liquidity of the Company’s securities. They may also affect the ability of purchasers in the Offering to resell their securities in the secondary market.

17

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 300,000,000 shares of Common Stock, $0.001 par value per share, of which 41,646,160 are currently issued and outstanding. Further, we are authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share of which none are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of Common Stock, and to determine the rights, preferences and privileges of our preferred stock, without consent of any of our stockholders. We may issue either common or preferred stock in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

Absence of Public Market

There has never been any established “public market” for shares of Common Stock of the Company, and no assurance can be given that any market for the Company's Common Stock will develop or be maintained. If a public market ever develops in the future, the sale of “unregistered” and “restricted” shares of Common Stock pursuant to Rule 144 of the Act, may adversely affect the market price, if any, for the Company's shares and could impair the Company's ability to raise capital through the sale of its equity securities. In order to qualify for the resale of Common Stock under Rule 144, certain holding periods must be met and either legal opinions setting forth exemptions from the Act must be provided or registration statements must be in effect relating to such Common Stock. Further, there is no assurance that Rule 144 will be applicable to the Company and investors may not be able to rely on its provisions now or in the future.

Dividends

Payment of dividends on the Common Stock and Preferred Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

The net proceeds to be realized from this Offering will be approximately $3,000,000 if all the shares being offered are sold. The Company's management estimates that if all shares are sold, the net proceeds to the Company should be sufficient to meet the Company's funding requirements for the next twelve (12) months after this Offering. Management anticipates the proceeds will generally be used as follows, and the estimated use of proceeds set forth below is not intended to represent the order of priority in which the proceeds may be applied:

18

Application of Proceeds	100% of Shares Sold		75% of Shares Sold		50% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Total Offering Proceeds	3,000,000	100.00	2,250,000	100.00	1,500,000	100.00
Offering Expenses
Legal Fees and Expenses	45,000	1.50	45,000	2.00	45,000	3.00
Audit Fees and Expenses(1)	35,000	1.17	35,000	1.56	35,000	2.33
SEC Registration Fee	700	0.02	700	0.03	700	0.05
Transfer Agent & Registration Fees & Expenses	2,500	0.08	2,500	0.11	2,500	0.17
Miscellaneous Expenses	1,800	0.06	1,800	0.08	1,800	0.12
Total Offering Expenses	85,000*	2.83	85,000*	3.78	85,000*	5.67

Net Proceeds from Offering	2,915,000	97.17	2,165,000	96.22	1,415,000	94.33

Use of Net Proceeds
Business Infrastructure	1,345,000	44.83	1,000,000	44.44	660,000	44.00
Marketing	1,000,000	33.33	745,000	33.11	490,000	32.67
General and Administrative	570,000	19.00	420,000	18.67	265,000	17.67
Total Use of Net Proceeds	2,915,000	97.17	2,165,000	96.22	1,415,000	94.33

Total Use of Proceeds	3,000,000	100.00	2,250,000	100.00	1,500,000	100.00

*Notes: Offering expenses have been rounded to $85,000.

(1) Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees.  If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

THE FIGURES SET FORTH ABOVE ARE ESTIMATES. ACTUAL EXPENDITURES MAY VARY SUBSTANTIALLY FROM THESE ESTIMATES AS A RESULT OF FUTURE EVENTS. ALTHOUGH THERE ARE NO CURRENT PLANS TO DO SO, THE COMPANY'S BOARD OF DIRECTORS RESERVES THE RIGHT, IN THE EXERCISE OF ITS BUSINESS JUDGMENT; TO ALTER THE ESTIMATES AND ANTICIPATED USES SET FORTH HEREIN.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this Registration Statement, the Company has 41,646,160 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding. The Company is registering an additional 10,000,000 shares of its Common Stock for sale at the price of $0.30 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not, nor have been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

19

Terms of the Offering

The Offering shall continue until all shares offered hereunder have been sold or until the expiration of a 180 day period from the date of effectiveness of this Registration Statement, unless such period is extended by our Board of Directors. Subscribers shall make all checks payable to KM Wedding Events Management, Inc. for payment of their subscription price. Upon acceptance of a subscription for Shares and corresponding receipt of payment, all funds will be immediately available to the Company. Subscribers may not withdraw subscription funds deposited in the KM Wedding Events Management, Inc. account. After release to the Company, subscription funds not applied to Company expenses or obligations may be invested by the Company in short-term highly liquid investments, which may include uninsured depositories.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

The Offering shall continue until all shares offered hereunder have been sold or until the expiration of a 180 day period from the date of effectiveness of this Registration Statement, unless such period is extended by our Board of Directors.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1. receive, review and execute and deliver a Subscription Agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

20

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right To Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. However, this does not limit your rescission rights under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements contained in this Registration Statement.

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 10,000,000 shares of our Common Stock at a price of $0.30 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholders	41,646,160	80.64%	$1,072,808	26.34%	$0.001 - $0.20
Purchasers of Shares	10,000,000	19.36%	$3,000,000	73.66%	$0.30
Total	51,646,160	100.00%	$4,072,808	100.00%

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2013. Totals may vary due to rounding.

Details	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offer Price	0.300	0.300	0.300
	per share	per share	per share
Net Tangible Book Value at December 31, 2013	(0.003)	(0.003)	(0.003)
	per share	per share	per share
Net tangible book value after giving effect to the Offering	0.056	0.043	0.030
	per share	per share	per share
Increase in net tangible book value per share attributable to cash payments made by new investors	0.059	0.046	0.032
	per share	per share	per share
Per Share Dilution to New Investors	0.241	0.254	0.268
	per share	per share	per share
Percentage Dilution to New Investor	80%	85%	89%

21

If 100% of the offered shares are sold we will receive the maximum proceeds of $2,915,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $2,165,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $1,415,000 after offering expenses have been deducted. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. The Company’s established bank-financing arrangements will not be adequate. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

DESCRIPTION OF PROPERTY

We currently rent an office located at 11501 Dublin Blvd., Suite 200, Dublin, CA 94568 at a yearly rental rate of $1,200. In the future, we may be required to seek additional office space. We do not foresee any significant difficulties in obtaining any required space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

The total number of Shares authorized to be issued by the Company is Three Hundred Ten Million (310,000,000). This consists of Three Hundred Million (300,000,000) Shares of Common Stock, (the “Common Stock”) and Ten Million (10,000,000) Shares of Preferred Stock (the “Preferred Stock”). As of the date of this Registration Statement, there are 41,646,160 shares of Common Stock and 0 shares of Preferred Stock, issued and outstanding. All shares of the Common Stock are “restricted shares” as that term is defined under the Securities Act of 1933. As of the date of this Registration Statement, there are no outstanding options to purchase shares of the Common Stock of the Company.

Common Stock

The Common Stock has a par value of $0.001 per share. Each share of Common Stock is entitled to one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested. Shareholders will not have a right to cumulate their votes for the election of directors.

Upon liquidation of the Company, the holders of Common Stock will share pro rata in the distribution of assets. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

The Common Stock Shares offered hereby will be evidenced by a certificate when issued.

Preferred Shares.

The Board of Directors is authorized from time to time to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more classes or series not exceeding in the aggregate the number of Preferred Shares authorized by the Certificate of Incorporation. The Board of Directors is also authorized to determine with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to such series or class of Preferred Stock (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of such Class of Preferred Shares of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of such series or class of Preferred Shares in the event of liquidation, dissolution, or winding up of the affairs of the Company, the rights, if any, of holders of such series or class of Preferred Shares of any series to convert or exchange such Preferred Shares of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

22

Before the Company shall issue any additional series or class of Preferred Shares, a Certificate of Designation, or Restated Certificate of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the Delaware Secretary of State Division of Corporations in accordance with the Delaware Code and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

Preemptive Rights. No holder of any stock of the Company shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Company or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock, or any class or series thereof, but any such unissued or additional shares, rights, options, or warrants or convertible securities of the Company may, from time to time, be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as the Board of Directors may, in its discretion, determine, without offering; any part thereof to any shareholders of any class, or series then of record; and any shares, rights, options or warrants or convertible securities which the Board of Directors may at any time determine to offer to shareholders for subscription, may be offered to holders of shares of any class or series at the time existing, to the exclusion of holders of shares of any or all other or classes or series at the time existing, in each case as the Board of Directors may, in its discretion, determine.

Dividends

Common Stock

No dividends have ever been paid on the Common Stock and the Company does not currently anticipate paying any cash or other dividends on the Common Stock. Future dividend policy will be determined by the Board of Directors of the Company in light of prevailing financial need and earnings, if any, of the Company and other relevant factors. Investors who anticipate the need for either immediate or future income in the form of cash dividends from an investment in the Company should not purchase the Common Stock offered hereby.

Preferred Stock

No dividends have ever been paid on the Preferred Stock and the Company does not currently anticipate paying any cash or other dividends on the Preferred Stock. Future dividend policy will be determined by the Board of Directors of the Company in light of prevailing financial need and earnings, if any, of the Company and other relevant factors. Investors who anticipate the need for either immediate or future income in the form of cash dividends from an investment in the Company should not purchase the Common Stock offered hereby.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC and its phone number is 212-828-8436. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

23

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF KM WEDDING EVENTS MANAGEMENT INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

KM Wedding Events Management, Inc. (the “Company” or “KM”) was incorporated in the State of Delaware on October 24, 2012.

On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt Ltd, a company incorporated under the 1956 Companies Act of India (“KM India”), pursuant to which KM agreed to purchase ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees ($0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars. As of February 21, 2014, pursuant to the above agreement, KM has purchased 1,393,127 shares at 11 Rupees per share ($0.201 USD at the time of the sale) in KM India on April 3, 2013 for $280,000 USD. A true and correct copy of the Stock Purchase Agreement was filed as Exhibit 10.5 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.

On February 14, 2013, KM entered into a Stock Purchase Agreement with the shareholders of KM India, comprised of Mr. Venkatesan Vaidhyanathan, Mrs. Meera Nagarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar, pursuant to which KM shall purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Nagarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows: (i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and, (ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”). As of February 21, 2014, KM has purchased 1,120,018 shares in KM India on April 26, 2013 from Tranche A for an aggregate of $229,000 USD from two of the shareholders of KM India viz. Mr. Venkatesan Vaidhyanathan (562,455 shares for $115,000 USD) and Mrs. Meera Nagarajan (557,564 shares for $114,000 USD). The remaining Tranche A shares and the Tranche B shares have to be sold within 3 years from February 14, 2013. A true and correct copy of the Stock Purchase Agreement was filed as Exhibit 10.6 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.

As a result of the Stock Purchase Agreements referenced above, KM now carries on the business of KM India as its primary business and KM India is a subsidiary of KM. KM currently holds 55.32% of KM India.

KM India has been involved in the wedding services industry in South India since 2004. KM is the brand, which is a short form for ‘Kalyana Malai’ meaning ‘Wedding Garland’ in South Indian language. The services offered by KM India include Matrimonial (Matchmaking) Services and Wedding Services. Unless otherwise specified, KM and KM India shall hereinafter be collectively referred to as “KM” or the “Company”.

KM’s Matrimonial Services include matchmaking and partner identification, through multiple delivery channels viz. print and visual media, website, physical centers and events. The Wedding Services of KM covers 15 different services, including food and beverages, guest services, decorations, event planning and event management. In order to increase the Wedding Services business, KM intends to lease and/or own wedding halls (physical infrastructures where a wedding is conducted, similar to banquet halls of hotels) and provide Wedding Services for the weddings conducted in these halls.

KM currently focuses on the geographic locations of Tamil Nadu and Andhra Pradesh (two of the Southern States in India). We believe that the Company is well positioned to exploit the potential of the Wedding Services market because of its presence in this market since 2004 and respected brand name. The Company is also planning to expand its services in the United States during 2014. KM’s target customers include the Indian high-income group, higher middle-income group, and other affluent individuals both in the U.S. and India. This segment, being upwardly mobile and comfort and service focused, is the right target group for the business positioning of KM.

24

KM India has been servicing the Indian Diaspora in the United States through its website since 2004 which was followed up by Community Meets (events focused on bringing together individuals who are seeking a life partner and who share similar backgrounds (e.g. profession, socio-economic background, religion, etc.) conducted during the fiscal year 2011 in 5 cities (New York City, South Windsor (Connecticut), Boston, Houston & San Antonio) which was attended by around 1,200 prospective matrimonial customers. In October 2013, KM India also filmed for Sun TV across 6 different US cities (New York, South Windsor Connecticut), New Brunswick, San Jose, Dallas and Houston), which was attended by over 5,400 South Indian community members. KM’s tv show is a 30 minute matrimonial-related program produced by KM and telecast once a week by Sun TV. The TV program introduces profiles of individuals seeking to be matched and also incorporates an entertainment based “debate show” which covers various “topics of social impact” which are discussed and debated upon by professionals & experts.

Based on the experience gained from the above activities, KM believes that the Indian Diaspora in the United States presents a lucrative market that requires Matrimonial and Wedding Services offered by KM but also requires a customized and focused approach for exploiting the same. The plan for exploring this business opportunity includes setting up offices in the U.S. (fiscal 2014), providing Wedding Services for weddings to be conducted in India by Indians in the U.S. (fiscal 2014), launching a customized website for Matrimonial Services in the U.S. market (fiscal 2015) and providing Wedding Services for conducting weddings locally in the United States (fiscal 2016-17).

Matrimonial Services (Matchmaking Services)

In 2004, KM India entered into the Matrimonial Services industry by acquiring three different firms involved in various aspects of matrimonial services, as set forth below:

A.	Pyramid Creations, a production firm providing matrimonial service through a TV program named KM which commenced in 2000;
B.	Kalyanamalai.net, a firm providing matrimonial service through Online Platform since 2001; and
C.	Kalyanamalai, a Matrimonial Magazine (Publication) firm established in 2002.

The Company consolidated these activities and became a single comprehensive Matrimonial Service provider with multiple delivery channels viz. print and visual media, website, physical centers and events.

For the Matrimonial Services, KM uses the brand name ‘Kalyanamalai’. While continuing the acquired 3 service delivery platforms listed above (TV, online platform and magazine publication), KM also expanded its service by opening 19 centers across South India. Further, new services such as ‘Joint Prayers’ (where those seeking a life partner seek divine intervention for early and hurdle free wedding) and Community Meet (where those seeking a life partner falling under a similar group, e.g. profession, socio-economic background, etc. come together to explore the right match for them) were introduced. We believe that the wide range of services that we provide to our customers through various platforms makes KM a comprehensive service provider and a leader in the South Indian wedding market.

One of the key strategies of KM is to take advantage of new age technologies. Further, in order to ensure the reach of KM’s service to its target groups, which also includes customers from Tier 2 and Tier 3 cities (explained in detail below), where significant percentages of population have limited or no access to the internet, KM created a network of brick and mortar centers supported by an online technology platform for enabling matchmaking. Tier 2 and Tier 3 cities are non-metro cities that are generally defined based on their populations and commercialization as determined by a multitude of factors such as sales tax revenue, number of bank branches, internet connections, and umber of skilled workers etc. Tier 2 cities have a population of 1 to 5 million and Tier 3 cities are those cities which have a population of less than 1 million. Tier 1 cities are cities with populations exceeding 5 million.

As such, KM has created a unique combination of technology and tradition, giving the Company a competitive edge in the market place. With its commitment to servicing customers’ specific needs, KM has been able to provide products ranging from 60 USD to 1,600 USD for matrimonial services. Also, since its beginning, KM has been able to service a large group of customers and has grown to become a major matrimonial service provider in South India, having successfully enabled 200,000 matches.

KM has been a leader in the industry and has to its credit various “firsts” in terms of introduction of new concepts and services, including;

A.	Profile introduction on TV
B.	A magazine focusing exclusively on / dedicated to matrimony, having color photographs of the profiles
C.	Conducting Community Meets across the geographies for customer acquisition and service
D.	Introducing the concept of matrimonial services assisted by KM’s personnel (“officers”) who provide personalized service to the customers in their endeavor to finding a match.

Improved search tools and matching logic for the online platform

E.	Forward integration of Wedding Services with the matrimonial services

25

One aspect of the Company that sets it apart from its competitors is the introduction of profiles of individuals seeking to be matched, through a weekly TV series that has been running since 2000. The TV series is telecast on SUN TV, which is ranked No. 1 in terms of viewership and reach in South Indian TV Market. SUN TV holds a bouquet of 33 channels and has the highest reach, frequency and patronage of millions of viewership all over the world.

We believe our weekly TV series gives us a competitive edge for driving the brand as well as providing efficient service to profile seekers. To make the best of this, KM has implemented a unique design for the program to enable the brand to reach a far larger audience than just the profile seekers. The program design incorporates an entertainment based ‘debate show’ as an integral part of the program, which covers various ‘topics of social impact’ which are discussed and debated upon by professionals & experts. This debate is moderated and judged by a professional and/or celebrity. By covering interesting topics, this program has attracted large numbers of followers and has also enabled KM to get over 50 celebrities on the KM platform including policy makers, administrators, politicians, actors and other celebrities. Filming for this ‘debate show’ is held in front of a large live audience (ranging from 1,000 - 3,000 live viewers). This has created a strong brand positioning for KM and has created an ideal launching platform for the wedding services of KM. Further, this has helped KM gain recognition as a player suited to cater to the requirements of the target customer base.

We believe that being telecast on the SUN TV network affords the Company the following advantages;

•	Immediate brand recognition among the viewers of the program with the services offered by ‘KM’ and
•	Numerous options for the profiles for finding the right partner filtered through a wide base.

Entry into the Wedding Services market

After having established KM as a leading and respected service provider in the matrimonial industry, KM entered into other areas of wedding services. KM has entered the wedding event management and related services segments including wedding catering services by acquiring certain intellectual property rights from Unique Marriage Services, a firm involved in the wedding catering and management services since 1980. Unique Marriage Services was providing Wedding services under the brand name “Athithi”. KM’s acquired intellectual property rights include the use of the brand name “Athithi”, business know-how pertaining to wedding event management, catering knowhow, talent pool, skilled labor, vendor supply chain network, wedding hall owners network, sourcing strategy, proprietary recipe of signature dishes, market intelligence, etc.

With the addition of Wedding Services, where the revenue per customer is around 12,000 to 18,000 USD, KM is able to build on the current Matrimonial Services customers where the average revenue per customer is around 120 USD, to use our Wedding Services. The Company became one of the early entrants in the industry to provide an integrated Wedding Service. Keeping in line with KM’s presence in the geographical area of Tamil Nadu, KM focuses on servicing the South Indian community from providing the matchmaking services to conducting the wedding event.

KM has created a wide range of services as part of conducting the wedding event for South Indian weddings. The range of services typically includes:

In order to increase the Wedding Services business, KM intends to lease and/or own wedding halls (physical infrastructures where the wedding is conducted, similar to banquet halls of hotels) and provide Wedding Services for the weddings conducted in these halls. KM plans to roll out 10 such wedding infrastructures in India during the period 2014-2018, with the first 2 halls to be rolled out in fiscal 2014. KM also plans to explore such wedding infrastructure opportunities in the U.S. after 2016.

The wedding hall would facilitate the conduct of wedding rituals, and houses all the necessary facilities like rooms for families, assembly hall, dining hall, etc. KM is in talks with infrastructure owners and is exploring the possibility of creating a chain of branded wedding halls through leased wedding infrastructure to promote its services with its main focus on the high-income group and higher middle-income group target audience.

The objective of KM’s wedding halls is to create ‘quality wedding infrastructure’ where turnkey services for the wedding can be provided by KM. This will position KM as an organized player in a currently largely unorganized market.

By providing wedding event management services along with quality wedding halls, we believe we will be able to capitalize on the growing ‘wedding market’ by focusing on providing personalized and quality service and straddling across the value chain in this business segment with a focus on the target groups of high-income and high middle-income groups. We further believe that this will make KM a unique player in the market with services offered starting from matrimony and culminating in the wedding infrastructure and event management service.

Strategic Alliances

The Company has entered into various strategic relationships, in an endeavor to create and position the KM brand.

•	Satellite Channel SUN TV: a leading Satellite Channel having a wide reach as well as high viewership among the Tamil Community.[1] The Company’s agreement with SUN TV (the “SUN TV Agreement”) enables the Company to screen the Kalyanamalai TV program wherein the profiles of individuals seeking to be matched are introduced on TV. The TV program started in the year 2000 by the firm, Pyramid Creations, and continues for over 13 years as a weekly episode. The program, which includes an entertainment component, which helps promote the brand image of KM among this audience. A true and correct copy of the SUN TV Agreement was filed as Exhibit 10.1 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.
•	Publication: The Company entered into an agreement with Vasan Print Products Private Limited (the “Printing Agreement”) to print the Company’s matrimonial magazine, Kalyanamalai. The Company entered into an agreement with Vasan Publications Private Limited (the “Distribution Agreement”) to distribute our Kalyanamalai magazine. True and correct copies of the Printing Agreement and Distribution Agreement were filed as Exhibit 10.2 and 10.3, respectively, to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014, and are incorporated herein by reference.

 1 Source: http://sunnetwork.in/tv-channel.aspx

26

Indian Wedding Market

Indian Weddings typically are conducted over two calendar days in a traditional wedding hall, which is capable of accommodating a large number of guests, averaging around 500 - 5,000 guests for a wedding. The wedding events are evolving from being a religious one to a social one and are normally among the top spending events in one’s life.

Key business drivers for the industry are:

•	Demographic profile of the Indian population. Over 50% of India’s population are in the age group below 25 and 65% are below 35 years.[2]
•	With the economic growth and consequent improvement in the disposable income of the Indian middle and upper middle class, wedding expenses are on the rise.
•	With the changing social profile, large numbers of young women are becoming earning members of the society thereby having higher incomes and increased discretionary spending.
•	A focus on maintaining the traditional values and seemingly increasing the rigor of adherence to these values.
•	Wedding events getting evolved from being a small family event to a status symbol as well as social positioning.
•	Incorporating entertainment for improved social positioning.
•	Continuously increasing circle of friends and relatives resulting in higher attendance for the wedding (social networking).

We believe these factors provide a great opportunity for various players involved in the wedding services.

There are a wide range of wedding services which are required in the market including:

•	Pre-Wedding – Matchmaking & Matrimonial Services
•	Wedding – Event Management Services & Wedding Shopping (beauty treatment, salon, spa)
•	Post-Wedding – Honeymoon packages and other related services.

Indian weddings at the high end of the society have always been an event of huge magnitude in terms of its grandeur. India’s burgeoning middle class, now 50 million strong and expected to grow steadily over the next decade reaching 200 million by 20203, are turning weddings into a showcase event of their growing disposable incomes and newfound appetites for the goodies of the global marketplace. The change is visible in the middle class who wants the flavor and ambience of elite weddings. They too are spending and want the best available with improved quality and incorporating new concepts and themes. Thus, while continuing to be a religious event, weddings have various aspirational angles for improved social positioning.

With weddings becoming more and more aspirational, various opportunities and fresh services are getting introduced. Wedding planners belong to the event management industry, which is growing at a fast and steady rate. While this industry is still nascent and evolving in India, Indian wedding event management services companies have clearly demonstrated their capabilities in successfully managing several large weddings and mega national and international events over the past few years. With rising incomes, people are also spending more on weddings, parties and other personal functions. However, with the lack of wedding infrastructure and the unorganized management of most wedding events, there exists a big gap and a potential high growth in this segment of the industry.

One of the key requirements for a good wedding, specifically in the southern part of the India is the requirement of a wedding hall. As the wedding events are generally conducted over 2 to 3 days, people generally prefer to have the events exclusively in the wedding halls. Wedding halls are generally owned and operated by an unorganized sector and mostly, even in metro cities like Chennai, the infrastructure of the wedding hall has not evolved with the changing times. KM believes that even the top quality halls in most cities in India do not have basic infrastructure like requisite car parking and air conditioning. It is for this reason, that banquet halls of various star hotels have been used for wedding parties. In fact, various religious offerings which are part of the wedding ceremony are restricted in these halls and hence, the customers end up having the ceremony in a different place and a party in the banquet hall. This is where the KM business model is relevant to the traditional Indian Wedding Services Market, and its value is likely to be perceived more so in its target geographies and its focus market segments.

2 Source: http://en.wikipedia.org/wiki/Demographics_of_India

3 Source: http://www.ey.com/GL/en/Issues/Driving-growth/Middle-class-growth-in-emerging-markets---China-and-India-tommorrow-s-middles-classes

27

While typically caterers double up as wedding event managers, they generally take care of the conduct of the wedding, after the wedding hall is booked. Thus, they do not take care of the wedding hall requirements. Further, with good wedding halls being in constant demand, pre-booking is done around a year in advance. There is a huge time gap between the decision on the hall and arrangement of a contractor. Further, most of the wedding contractors are cooks by themselves. Hence, the major focus of a contractor goes into food and its quality and generally service requirements are given a back seat and so is the requirement of logistics and rituals associated with the wedding. Thus, the business of wedding services is largely unorganized and split across multiple categories of service providers.

KM’s Expansion in the U.S. Market

KM India has been servicing the Non Resident Indian (NRI) & Persons of Indian Origin (PIO) communities in the United States since 2004. KM’s SUN TV Program is popular among the South Indian NRI community in the U.S.

With regard to the NRI and PIO population in the U.S.:

•	As of 2003, there are 200,000 NRI millionaires in the U.S.[4];
•	As of 2003, one out of 9 Indians in the U.S. are millionaires, which represents around 10% of all the millionaires in the U.S.[5];
•	As of 2011, the American NRI median income is estimated to be over $60,000 USD compared to the national average of $38,885 USD, making it the wealthiest immigrant group in the United States[6].

This is a large market for Wedding Services including Matrimony and Turn Key Wedding Event Management Services in the U.S. Over the last couple of years around 30% of KM’s Wedding Services (Athithi) revenues are generated out of the customers who are based out of the U.S.

Further, KM plans to launch a special web-based service for U.S. Indians to match U.S. resident Indians to those in India to find the right life partner in fiscal 2015.

Since 2011, KM’s ties with the U.S. have increased substantially. KM’s management team visited and met with various South Indian groups and associations across the length and breadth of the U.S. and has created close relationship with these groups/associations. KM has established relationships with a large number of associations from across the U.S. including the following:

•	Federation of Tamil Sangams of North America (FeTNA)
•	Tamil Sangam of Greater Washington
•	Tamil Association of Greater Delaware Valley
•	Connecticut Tamil Sangam
•	Las Vegas Tamil Sangam
•	Boston Thamil Association
•	Muthamizh Sangam of Central Florida
•	Kentucky Tamil Sangam
•	Greater Atlanta Tamil Sangam (GATS)
•	New Jersey Tamil Arts and Cultural Society (NJTACS)
•	Chicago Tamil Sangam
•	Austin Tamizh Sangam
•	Tamil Sangam - Michigan
•	Minnesota Tamil Sangam (MNTS)
•	Richmond Tamil Sangam
•	Lexington Tamil Cultural Association
•	Alabama Tamil Sangam
•	New England Tamil Sangam
•	Tampa Tamil Association
•	The Tamil Association of Colorado
•	Arkansas Tamil Sangam
•	Harrisburg Area Tamil Sangam
•	Bharati Tamil Sangam Fremont, CA

4Source: http://www.ethnikpr.com/ss_market.php

5 Source: http://www.nri-worldwide.com/index.cgi?cat=16&o=10

6 Id.

28

In October 2013, we filmed our Sun TV television program in six locations throughout the United States, including New York City, South Windsor, New Brunswick, San Jose, Dallas and Houston. These episodes will assist in our launch throughout the United States.

KM plans to expand its presence in the U.S. during 2014 and focus on being a market leader in providing “Turn Key Wedding Management Services” for conducting weddings in India. With an already strong brand presence among the target population, KM intends to invest further in local presence, marketing and service offering. With the launch of KM Wedding Halls, which suits the infrastructure requirements expected by those who are used to American comforts, coupled with the brand, experience and local presence and marketing, KM expects to have over 50-60% of its revenues servicing this market by 2017. Further, Thematic Weddings are popular among the Indian population settled in the U.S., accordingly, KM will focus on providing such weddings, which KM believes will provide higher revenue and also brand positioning among the community.

The roll out plan for expansion in the U.S. includes setting up offices in the U.S. for exploring this business opportunity (fiscal 2014), providing Wedding Services for weddings to be conducted in India by Indians in the U.S. (fiscal 2014), launching a customized website for Matrimonial Services in the U.S. market (fiscal 2015), and also providing Wedding Services for conducting weddings locally in the U.S. (fiscal 2016-17).

Competition

Being an unorganized industry, the industry consists of a wide spectrum of service providers. Each service provider focuses on one or a few services required for a wedding. Hence, there are not many organized players who focus on a wide range of services similar to the services offered by KM.

There are various wedding halls, which enable the customers to identify wedding contractors. Similarly, the wedding contractors who are mainly focusing on providing food for the occasion also enable arrangement of other logistic support including decoration, flowers, etc. Another category that is being used is the star hotels for a “reception” for a wedding, which covers all the requirements. This generally covers the hall (banquet hall), food, decorations, services, etc.

A comparison chart across various organized players and major categories of players is as follows:

Name	Matrimony	Wedding Planning	Event Management	Event Infra
KM	Strong	Medium	Strong	Medium
Bharat Matrimony	Strong	No	No	No
Shaadi.com	Strong	No	No	No
Times matrimony	Strong	No	No	No
Event Managers	No	No	Strong	No
Wedding Halls	No	No	No	Strong

Thus, while there is competition in each of the segments, the focus of KM is to provide a wide range of services from matrimony to event infrastructure and event management to create a new benchmark for an organized and comprehensive service provider in this industry.

29

Government Regulations

We are subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition and consumer protection. In particular, we are subject to federal, state, and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection, which could affect our business.

As can be expected with any revolutionary change in the landscape of global computing, certain legal issues arise. Laws and regulations directly applicable to Internet communications, e-commerce and advertising are becoming more prevalent and due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted.  Compliance with these laws and regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on our Company, or an order that we stop the alleged noncompliant activity, either of which would substantially harm our business.

Further, there are a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection and many states have passed laws that require notifications to be sent to customers when there is a security breach of personal data. The interpretation and application of current laws regarding data protection are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data and disclosure practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Intellectual Property

Pursuant to an Intellectual Property Agreement between KM India and Unique Marriage Services dated November 29, 2012, a copy of which was filed as Exhibit 10.4 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and incorporated herein by reference, KM India acquired the right to utilize certain intellectual property comprising of use of the brand name “Athithi”, business know-how pertaining to wedding event management, catering knowhow, talent pool, skilled labor, vendor supply chain network, wedding hall owners network, sourcing strategy, proprietary recipe of signature dishes, market intelligence, etc. Additionally, KM India has secured the website domain name www.kmmatrimony.com. We plan to apply for trademark protection in the United States of the brand KM. We may later seek patent protection in the United States of the technologies that drive our services.  Securing these protections will be material to our business as it will raise awareness of our brand and services and protect our ideas from use by other companies with a similar business model.

Companies in the Internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. We intend to protect our future intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We hope to control access to our proprietary information by entering into confidentiality agreements with our employees, consultants or any third parties we may engage.

Employees and Consultants

As of the date of this Offering, the Company has approximately 81 full-time employees, 7 part-time employees and 2 consultants that operate as independent contractors. We intend to increase the number of our employees and consultants to meet our needs as the Company grows.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF KM WEDDING EVENTS MANAGEMENT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

30

PERIOD ENDED DECEMBER 31, 2013

                Financial Performance of the Company from April 1, 2013 to December 31, 2013 is discussed and analyzed here. As the Company was incorporated only on October 24, 2012, there is no corresponding numbers available for the corresponding period in the previous year. However, as the main business activity of the Company is the performance of its subsidiary KM India, which was active during the corresponding period in the previous year viz. April 1, 2012 to December 31, 2012 the current period performance has been compared with the same.

Results of Operations

For the period from April 1, 2013 to December 31, 2013, the Company earned $983,048 ($1,105,753 for the corresponding period in the previous year) in revenues. While in Indian Rupee terms, the revenue grew by 5% against the corresponding period in the previous year, as Indian Rupee depreciated against the dollar resulting in a reduction in revenue by 11% in USD terms.

In terms of revenue mix 78% of the revenues were generated from Matrimonial Services (75% for the corresponding period in the previous year) and 22% from the Wedding Services (25% for the corresponding period in the previous year).

During the period from April 1, 2013 to December 31, 2013, the Company incurred $1,063,684 of operating expenses ($1,067,161 for the corresponding period in the previous year), which included:

•	Matrimonial Service expenses of $333,415 ($430,475 for the corresponding period in the previous year) which represents 44% of matrimonial revenues (down from 52% for corresponding period in the previous year);
•	Wedding Service expense of $183,480 ($204,307 for the corresponding period in the previous year) which represents 84% of wedding services revenues (73% for the corresponding period in the previous year);
•	General and Administrative expense of $268,765 ($171,376 for the corresponding period in the previous year) which represents 30% of income. This expense went up from 15% for the corresponding period in the previous year. The increase is owing to the expenses on the administrative and general expenses incurred in the US which is yet to start generating revenues;
•	Personal Expenses of $244,750 ($149,917 for the corresponding period in the previous period) representing 24% of income which was at 21% of income in the corresponding period in the previous year; and
•	Depreciation and Amortization expenses of $26,404 ($17,114 for the corresponding period in the previous year).

For the period from April 1, 2013 to December 31, 2013, the Company had a net loss of $102,631 (profit of $16,312 for the corresponding period in the previous year) and a loss per share of $0.003.

Liquidity and Capital Resources

At December 31, 2013, the Company had cash and total assets of $1,673,344 ($515,113 for the corresponding period in the previous year). At December 31, 2013, the Company had total liabilities of $1,080,155 ($1,113,944 for the corresponding period in the previous year) including:

•	Account Payable and accrued liabilities relating to accrued interest expense, unpaid professional fees, and unpaid general expenditures of $149,665 ($181,836 for the corresponding period in the previous year) representing 18% reduction from the corresponding period in the previous year;
•	Income tax and other statutory liabilities of $100,590 ($116,850 for the corresponding period in the previous year) representing 14% reduction from the corresponding period in the previous year;
•	Short-term loans and current portion in long-term debt of $300,905 ($140,025) representing an increase of $160,888 as some of the unsecured loans and secured loans were converted by the Company to short term loans;
•	Unsecured loans of $246,513 ($328,218 for the corresponding period in the previous year) representing a $81,705 reduction from the corresponding period in the previous year;
•	Other current liabilities of $237,532 ($249,440 for the corresponding period in the previous year); and
•	Non-current liabilities of $44,950 ($97,575 for the corresponding period in the previous year) representing a reduction of $62,344 from the corresponding period in the previous year.

31

Cashflows from Operating Activities

During the period from April 1, 2013 to December 31, 2013, for operating activities the Company used cash of 161,912 (Surplus of $83,490 for the corresponding period in the previous year).

This is contributed by Accounts payable Increasing by $(33,305) and statutory liability reducing by $16,989. The company invested in long term fixed deposit to the tune of $130,814.

Cashflows from Investing Activities

During the period from April 1, 2013 to December 31, 2013, the Company used cash of $400,822 for investing activities. KM invested $229,000 for acquiring stake in KM India. The balance investment went in to general capital expenses.

Cashflows from Financing Activities

During the period from April 1, 2013 to December 31, 2013, the Company obtained cash of $260,289 from financing activities.

At December 31, 2013, the Company will require additional financing from this Offering through the issuance of equity or debt, or through obtaining a credit facility, to execute its plan of operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Brief Disclosure of Long Term Contractual Obligations

As at December 31, 2013, the Company has Long Term Debts in the form of Secured Loans against the respective assets/by way of assignment of the trade receivables of the Company and Capital Lease obligations secured against respective assets. The Total Long Term Debts as at December 31, 2013 is $14,394 and repayable in a period of five years or under:

Less Than One Year $2,353

One to Three Years $11,039

More than Three Years $1,002

YEAR ENDED MARCH 31, 2013

The Company was incorporated on October 24, 2012 (date of inception). As the Company’s main business activity is that of its subsidiary, KM Matrimony Private Ltd. the numbers represented here correspond to the performance of the Company since inception along with the performance of its subsidiary KM Matrimony Private Ltd. through the Year April 1, 2012 to March 31, 2013. Similarly, for comparison purposes in terms of performance, the performance of KM Matrimony Pvt. Ltd. during the period April 1, 2011 to March 31, 2012 is taken. For the purpose of comparison, conversion of Rs. to USD is done based on average exchange rate for the period for Income and Expenditure items and at the closing exchange rate for Balance Sheet items.

Results of Operations

For the period from October 24, 2012 (date of inception) to March 31, 2013, the Company (on a consolidated basis including the performance of its subsidiary KM Matrimony Private Ltd. through the year April 1, 2012 to March 31, 2013), earned $1,436,632 ($1,488,958 for the corresponding period in the previous year) in revenues. While the revenues went up by 10% in Indian Rupees, as the Indian Rupee depreciated against the Dollar by around 14% it resulted in a 4% reduction in the revenues in USD terms.

In terms of revenue mix 75% of the revenues were generated from Matrimonial Services (83% for the corresponding period in the previous year) and 25% from the Wedding Services (17% for the corresponding period in the previous year).

During the period from April 1, 2012 to March 31, 2013, the Company incurred $1,668,749 ($1,479,343 for the corresponding period in the previous year) of operating expenses which included:

•	Matrimonial Service expenses of $591,958 ($701,575 for the corresponding period in the previous year) which represents 54% of matrimonial revenues (down from 57% for corresponding period in the previous year),
•	Wedding Service expenses of $261,988 ($217,771for the corresponding period in the previous year), which represents 73% of wedding services revenues (down from 84% for the corresponding period in the previous year).
•	General and Administrative expenses of $472,105 ($247,594) for the corresponding period in the previous year) which represents 33% of income. This expense went up from 17% for the corresponding period in the previous year. The increase is owing to the expenses on the administrative and general expenses incurred in the U.S., which is yet to start generating revenues.
•	Personnel expenses of $311,451 ($277,823) representing 22% of income as against 19% during the corresponding period in the previous year.
•	Depreciation and Amortization expenses of $31,247 ($34,579 for the corresponding period in the previous year).

32

For the period from October 24, 2012 (date of inception) to March 31, 2013, the Company had a net loss of $278,938 (up from $122,143 during the previous year) and a loss per share of $0.007 (not determinable for the corresponding period in the previous year as the Company got registered subsequent to the said period).

Liquidity and Capital Resources

At March 31, 2013, the Company had cash and total assets of $842,498 ($538,474 for the corresponding period in the previous year) and total liabilities of $1,120,891 ($1,172,985 for the corresponding period in the previous year). The total liabilities reduced by 4% during the period. The liabilities are comprises of:

•	Account Payable and accrued liabilities relating to accrued interest expense, unpaid professional fees, and unpaid general expenditures of $182,970 ($112,428 for the corresponding period in the previous year) representing 63% increase from the corresponding period in the previous year
•	Income tax and other statutory liabilities of$117,579 ($67,981 for the corresponding period in the previous year) representing 73% increase from the corresponding period in the previous year
•	Short-term loans and current portion in long-term debt of $471,163 ($363,363 for the corresponding period in the previous year) representing an increase of 30%.
•	Other current liabilities of $250,995 ($272,135 for the corresponding period in the previous year) representing a 8% reduction
•	Non-current liabilities of $98,184 ($357,078 for the corresponding period in the previous year) representing a reduction of 73% from the corresponding period in the previous year.

Cashflows from Operating Activities

During the year ended March 31, 2013, the Company used cash of $91,055 ($326,696 for the corresponding period in the previous year) for operating activities. This is owing to the loss incurred by the company in its operations. The accounts payable increased by $78,028 ($16,452 for the corresponding period in the previous year) and other liabilities increased by $54,124 ($12,644 for the corresponding period in the previous year) during this period.

Cashflows from Investing Activities

During the year ended March 31, 2013, the Company used cash of $33,460 ($27,921 for the corresponding period in the previous year) for investing activities. This represents investment in various fixed assets, plant and equipment required for the business.

Cashflows from Financing Activities

During the year ended March 31, 2013, the Company obtained cash of $477,927 ($372,679 for the corresponding period in the previous year) from financing activities. The Company raised $592,808 ($0 for the corresponding period in the previous year) during the period from investors. Also, repaid debts to the tune of $114,881(obtained debts to the tune of $372,679 for the corresponding period in the previous year).

At March 31, 2013, the Company will require additional financing from this Offering through the issuance of equity or debt, or through obtaining a credit facility, to execute its plan of operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Brief Disclosure of Long Term Contractual Obligations

As on 31st March 2013, the Company has Long Term Debts in the form of Secured Loans against the respective assets/by way of assignment of the trade receivables of the Company and Capital Lease obligations secured against respective assets. The Total Long Term Debts as at 31 March 2013 is $78,246 and repayable in a period of five years as under:

Less Than One Year $23,630

One to Three Years $36,553

More than Three Years $18,063

33

GENERAL DISCUSSION

The successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering and/or additional funding from management, the issuance of equity or debt, or through obtaining a credit facility. Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering, to grow and expand its operations. The Company’s established bank-financing arrangements will not be adequate. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely.

34

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer. Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.

Name	Age	Position
V. Venkatesan (alias T.V. Mohan)	62	Chairman and Founder
Meera Nagarajan	50	Managing Director and CEO
V.Vijaya Bhaskar	37	Director of Technologies and Operations

V. Venkatesan (alias T.V. Mohan) – V. Venkatesan is the founding member of KM and brings over 30 years of experience in the Matrimonial and Wedding event management business. He is responsible for the marketing and brand building for the company. Before starting KM in 2004, he had worked with Binny Mills from 1971 to 1981 in the accounts department. From 1981 to 1984, he ran his own fast food and ice cream businesses. Since 1984, Mr. Venkatesan has owned a wedding event management firm and has been involved in the coordination of weddings. From 1992 to 2000, Mr. Venkatesan was a partner of a TV software export firm, Nataraj Exports Corporation, where he was involved in the production of TV Series and documentaries related to Indian culture and practice. His TV programs have been telecast over 15 countries across the globe and have been nominated for the National Pinnacle Award, one of the top awards for TV Serial production in the 80s. On account of Mr. Venkatesan’s leadership skills and extensive experience in matrimonial services, wedding event management, and TV production, he was appointed as Chairman of the Board of Directors of the Company.

Meera Nagarajan – Ms. Nagarajan is the Co-Founder, Managing Director, and CEO of KM and is responsible for the overall management of the business. She is also the editor of Kalyanamalai, a biweekly magazine owned by KM. Ms. Nagarajan holds a masters degree in Public Administration, Economics and Hindi (India’s national language). Before co-founding KM, Ms. Nagarajan was doing freelance writing (since 1990 for leading Tamil magazines including Kalaimagal, Ananda Vikatan and Kumudam), teaching (from 1984 to 1988 for Vivekananda Vidhyalaya School & Hindu Vidhyalaya School), and directing various TV Series (since 1993) including ‘Festivals of India’, a multi-lingual program telecast in over 10 countries. Currently, Ms. Nagarajan directs only the Kalyanamalai TV program. Ms. Nagarajan was appointed as Managing Director and CEO of the Company because of her in depth knowledge of the culture, customs and language of India and her experience as a writer and TV producer.

35

V.Vijaya Bhaskar – Vijaya Bhaskar has been the Director of Technologies and Operations for KM India since 2007. He has a degree in Computer Science and has various additional training and degrees in technology. Mr. Bhaskar handles the technology for the Company including automation of operations, online services as well as back office support and services. From 2006 to 2007, Mr. Bhaskar worked for Info Plus Technologies as Head Indian Operations. From 1999 to 2001, Mr. Bhaskar served as Lead Tech and Business Development Manager for Nat Infotech. Since 2001 to present, he has worked for Pyramid Entertainment Exports as the Partner, Technical & Operational Head. From 2001 to 2004, he was the Technology Head for Kalyanamalai.net where he developed the complete matrimonial site. Mr. Bhaskar was appointed as Director of Technologies and Operations because of his background in technology; his services to the Company have been instrumental in enabling the scaling up of KM’s businesses by bringing in automation in various areas.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

36

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for the fiscal year ended March 31, 2013 for services. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
V. Venkatesan alias T. V. Mohan(1)	Chairman and Founder	2013	15,416	0	0	0	0	0	0	15,416
Meera Nagarajan(2)	Managing Director and CEO	2013	15,416	0	0	0	0	0	0	15,416
V.Vijaya Bhaskar (3)	Director of Technologies and Operations	2013	15,416	0	0	0	0	0	0	15,416

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of March 31, 2013.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The compensation paid to our directors for their services on the Board of Directors of the Company is set forth above in the Summary Compensation Table.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Mohan collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

37

Director Independence

Our board of directors is currently composed of two members who do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the director with regard to his business and personal activities and relationships as they may relate to the Company and our management.

Committees

We do not currently have an audit, compensation or nominating committee. The Board of Directors as a whole currently acts as our audit, compensation and nominating committees. We intend to establish an audit, compensation and nominating committee of our Board of Directors once we expand the Board to include one or more independent directors and intend to adopt a charter for each committee.

Our audit committee shall be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Our compensation committee shall assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements. Our nominating committee shall assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at February 21, 2014 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 21, 2014, we had 41,646,160 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	V. Venkatesan alias T.V. Mohan	16,200,000	38.899%
Common Stock	Meera Nagarajan	5,400,000	12.966%
Common Stock	V.Vijaya Bhaskar	1,350,000	3.242%
Officers and Directors as a Group (3)		22,950,000	55.107%
Common Stock	Unifina Capital Partners LP	6,000,000	14.407%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 14, 2013, KM entered into a Stock Purchase Agreement with KM Matrimony Pvt Ltd, a company incorporated under the 1956 Companies Act of India (“KM India”), pursuant to which KM agreed to purchase ten million (10,000,000) shares of KM India’s common stock at a price of 11 Indian Rupees ($0.21 USD) per share for an aggregate purchase price of up to two million one hundred thousand dollars ($2,100,000 USD) dollars. As of February 21, 2014, pursuant to the above agreement, KM has purchased 1,393,127 shares at 11 Rupees per share ($0.201 USD at the time of the sale) in KM India on April 3, 2013 for $280,000 USD. A true and correct copy of the Stock Purchase Agreement was filed as Exhibit 10.5 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.

38

On February 14, 2013, KM entered into a Stock Purchase Agreement with the shareholders of KM India, comprised of Mr. Venkatesan Vaidhyanathan, Mrs. Meera Nagarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar, pursuant to which KM shall purchase Three Million One Hundred and Fifty Thousand (3,150,000) shares of KM India’s common stock from Mr. Venkatesan Vaidhyanathan, Mrs. Meera Nagarajan, Mr. Sridhar Kalyanasundaram, Mr. Vijaya Bhaskar Venkatesan and Mrs. Nithya Vijaya Baskar payable in two tranches as follows: (i) Tranche A: One Million One Hundred and Fifty Thousand (1,150,000) shares of KM India’s common stock at a purchase price of 11 Indian Rupees ($0.21 USD) per share (“Tranche A”); and, (ii) Tranche B: Two Million (2,000,000) shares of KM India’s common stock at a purchase price equal to the fair market value of KM India’s shares at the time of purchase (“Tranche B”). As of February 21, 2014, KM has purchased 1,120,018 shares in KM India on April 26, 2013 from Tranche A for an aggregate of $229,000 USD from two of the shareholders of KM India viz. Mr. Venkatesan Vaidhyanathan (562,455 shares for $115,000 USD) and Mrs. Meera Nagarajan (557,564 shares for $114,000 USD). The remaining Tranche A shares and the Tranche B shares have to be sold within 3 years from February 14, 2013. A true and correct copy of the Stock Purchase Agreement was filed as Exhibit 10.6 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014 and is incorporated herein by reference.

On November 29, 2012, KM India entered into an Intellectual Property Agreement with Unique Marriage Services, a proprietary firm owned by Mr. V. Venkatesan, the Director of the Company. As per the terms of this agreement, KM India leased certain intellectual property rights from Unique Marriage Services in exchange for 200,000 Indian rupees per year (“Lease Payments”), commencing in 2014, with an increase of ten percent (10%) every three (3) years. Further, the Company has the right to buy the intellectual property outright from Unique Marriage Services at its sole discretion in exchange for five (5) years worth of Lease Payments. A true and correct copy of the Intellectual Property Agreement was filed as Exhibit 10.4 to our Amended Registration Statement on Form S-1/A as filed with the SEC on January 21, 2014.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);

(B) any nominee for election as one of our directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Zouvas Law Group, P.C. in San Diego, California.

EXPERTS

Manohar Chowdhry & Associates, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Manohar Chowdhry & Associates has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director’s duty of loyalty to the Company or its stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
  under Delaware law for the unlawful payment of dividends; or
  for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

39

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to this Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Meera Nagarajan, our Managing Director and Chief Executive Officer.

40

41

KM WEDDING EVENTS MANAGEMENT, INC.

(A Development Stage Company)

Consolidated Financial Statements

For the year ended March 31, 2013

42

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors
of KM Wedding Events Management Inc

We have audited the consolidated balance sheet of KM Wedding Events Management Inc ("the Company") and its subsidiary as of March 31, 2013, and the related consolidated statement of income, changes in shareholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of March 31, 2013, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India
Date: August 31, 2013

MANOHAR CHOWDHRY & ASSOCIATES
No. 27, Subramaniam St., Abiramapuram, Chennai - 600 018 India.
Chartered Accountants

Chennai ❖ Bangalore ❖ Dubai ❖ Hyderabad ❖ Mumbai
Coimbatore ❖ Gurgaon ❖ Kochi ❖ Madurai ❖ Mangalore ❖ Vizag

43

KM Wedding Events Management, Inc
Consolidated Balance Sheet as at March 31, 2013
(in US Dollars $ unless otherwise stated)
		As at March 31,
	Notes	2013
ASSETS
Current assets:
Cash and cash equivalents	4	374,598
Accounts receivable, net	5	84,738
Other current assets	6	220,804
Total current assets		680,140

Non-current assets:
Property, plant and equipment, net	7	115,421
Intangible assets, net	8	4,495
Film costs	24	579
Other non-current assets	9	41,863
Total non-current assets		162,358
Total assets		842,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	10	182,970
Income tax and other statutory liabilities	11	117,579
Short-term loans & current portion of long term debt	12	471,163
Other current liabilities	13	250,995
Total current liabilities		1,022,707

Non-current liabilities:
Long-term debt	12	54,616
Deferred tax liabilities	14	26,769
Other non-current liabilities	15	16,799
Total non-current liabilities		98,184

Equity:
Common stock	16	39,246
Additional paid-in-Capital		553,562
Accumulated deficit		(268,635)
Equity Attributable to equity holders of the company		324,173
Non-Controlling Interest		(602,566)
Total equity		(278,393)

Total liabilites and equity		842,498

The accompanying notes are an integral part to these financial statements.

44

KM Wedding Events Management, Inc
Consolidated Statements of Income for the year ended March 31, 2013
(in US Dollars $ unless otherwise stated)
		For the period ended
	Notes	March 31, 2013

Revenues
Matrimonial service income	17	1,079,119
Wedding catering service income		357,513
Total		1,436,632

Costs and expenses
Matrimonial service expenses	18	591,958
Wedding catering service expenses		261,988
Personnel costs		311,451
General and administrative expenses	19	472,105
Depreciation and amortization		31,247
Total		1,668,749

Operating Income / (loss)		(232,117)

Other income / (expenses)
Loss on sale of Property Plant & Equipment		(291)
Finance charges		(36,887)
Total other income / (expenses), net		(37,178)

Income / (loss) before income tax expense		(269,295)
Income taxes
Deferred tax (expense) / benefit		(9,643)

Net income / (loss)		(278,938)

Attributable to:
Equity holders of the company		(268,635)
Non-controlling interest		(10,303)
Net income / (loss)		(278,938)

Earnings / (loss) per share - basic and diluted	20	(0.007)

The accompanying notes are an integral part to these financial statements.

45

KM Wedding Events Management, Inc
Consolidated Statement of Changes in Equity
(in US Dollars $ unless otherwise stated)

	Number of shares	Common stock	Additional Paid-in-capital	Accumulated deficit	Equity Attributable to equity holders of the company	Non - controlling interest	Total Equity
Equity	39,246,160	39,246	553,562	Nil	592,808	(592,263)	545

Net income / (loss) for the year	Nil	Nil	Nil	(268,635)	(268,635)	(10,303)	(278,938)

As at March 31, 2013	39,246,160	39,246	553,562	(268,635)	324,173	(602,566)	(278,393)

The accompanying notes are an integral part to these financial statements.

46

KM Wedding Events Management, Inc
Consolidated Statement of Cash Flows for the year ended March 31, 2013
(in US Dollars $ unless otherwise stated)

For the year ended
March 31, 2013

Cash flows from operating activities
Net income / (loss)	(278,938)

Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	31,247
Deferred tax expense / (benefit)	9,643
Loss on disposal of property, plant and equipment	291
Amortization of film costs	774

Changes in operating assets and liabilities
(Increase) / decrease in short term investments	134,495
(Increase) / decrease in accounts receivables	(67,611)
(Increase) in other current assets	(39,737)
(Increase) in film costs	(579)
(Increase) in other non-current assets	(11,884)
Increase in accounts payable	78,028
Increase in income tax and other statutory liabilities	54,124
Increase / (decrease) in other current liabilities	(3,021)
Increase / (decrease) in other non-current liabilities	2,113
Net cash provided by (used in) operating activities	(91,055)

Cash flows from investing activities
Additions to property, plant and equipment	(37,128)
Proceeds from disposal of property, plant and equipment	3,668
Net cash issued in investing activities	(33,460)

Cash flows from financing activities
Proceeds from short term debts	131,994
Proceeds from issue of Equity Shares	592,808
Proceeds from / (repayment of) long term debts	(246,875)
Net cash provided by (used in) financing activities	477,927

Net increase in cash and cash equivalents	353,412
Cash and cash equivalents, beginning of period	21,186
Cash and cash equivalents, end of period	374,598
Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	36,887
Income taxes paid	4,113

Non-cash items:
Allotment of common stock	33,000

The accompanying notes are an integral part to these financial statements.

47

KM Wedding Events Management, Inc
Notes to the Consolidated Financial Statements
(in US Dollars $ unless otherwise stated)

1.	General
KM Wedding Events Management, Inc ("the Company") was incorporated on October 24, 2012 in the state of Delaware, United States of America.
The Company is a leading service provider in the matrimonial industry and recently entered in to wedding event management and allied services segments including wedding catering services in Tamil Nadu, India. With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, the Company is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service in Tamil Nadu, India.

2.	Significant Accounting Policies

a.	Basis of Consolidation

The Company entered into a Stock Purchase Agreement with KM Matrimony Private Limited, India and the Shareholders of KM Matrimony Private Limited on February 14, 2013. Based on the Agreement, the entire shares of KM Matrimony Private Limited will be acquired by the Company over a period of time. As of March 31, 2013, there were common directors in both the Company and KM Matrimony Private Limited.

The accounting literature evaluated for determining the consolidation is 810-10-15-3(c). The requirements set out in the above standard are met through that agreement.

The requirements as per the FASB Standard are as follows:

(i) The term of the contractual arrangement is for perpetuity;

(ii) The Company has control over the board of KM Matrimony Private Limited, India; and

(iii) The Company has significant financial interest in KM Matrimony Private Limited, India.

b.	Form and Content of the Consolidated Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in USA (“US GAAP”). The accompanying financial statements were derived from the Company’s statutory books and records. The financial statements are presented in US Dollars ($), the national currency of USA.

The accounting policy for translating the financials into US dollars is as follows:

Revenue and related expenses generated from our international subsidiaries are generally denominated in the currency of Rupee. The statements of income of our international operations are translated into U.S. dollars at exchange rates indicative of market rates during each applicable period.

Subsequent events have been evaluated through August 31, 2013, the date these financial statements are available to be issued.

c.	Management Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.
d.	Cash and Cash Equivalents
Cash represents cash on hand and in the Company’s bank accounts and interest bearing deposits which can be effectively withdrawn at any time without prior notice or penalties reducing the principal amount of the deposit. Cash equivalents are highly liquid, short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less from their date of purchase.

48

e.	Loans and Accounts Receivable

Loans and accounts receivable are stated at their principal amounts outstanding net of loan losses and allowances for doubtful debts. The accounts receivable are unsecured and the allowance for doubtful debts are established at amounts considered to be appropriate based primarily upon past credit loss experience with the customers and an evaluation of potential losses on the outstanding receivable balances.

As of March 31, 2013, there are no doubtful debts.

f.	Inventories
Inventories are valued at lower of cost and net realizable value. Cost is determined using weighted average method.

g.	Property, Plant and Equipment
Property, plant and equipment are stated at historical cost, net of accumulated depreciation. The cost of maintenance, repairs, and replacement of minor items of property is charged to operating expenses. Renewals and betterments of assets are capitalized.
Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of income. All assets are periodically reviewed for possible impairment losses.

h.	Intangible assets
Intangible assets acquired separately are measured at cost of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and impairment losses, if any.

i.	Depreciation and Amortization
Depreciation with respect to property, plant and equipment and amortization with respect to amortizable intangible assets is computed using the straight line method over the estimated useful lives.
Depreciation and amortization rates are applied to groups of assets with similar economic characteristics, as shown below:

	Asset Group	Estimated Useful Life

Property, plant and equipment
	Vehicles	11 years
	Computers & peripherals	6 years
	Furniture and Fixtures	10 years
	Office Equipment	7 years
	Leasehold improvements	10 years

Intangible assets
	Software	6 years

j.	Income Taxes
The major tax jurisdictions for the company are India and the United States of America. The Company offsets current tax assets and current tax liabilities, where it has legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carry forwards and tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance for a deferred tax asset is recorded when management believes that it is more likely than not that this tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period of change.
The Company accounts for interest and penalties in the statement of income as interest expense and other expenses respectively.

49

k.	Employee Benefits
Provident fund (Defined Contribution Plan)
In accordance with Indian law, all employees are entitled to receive benefits under the provident fund scheme, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees' basic salary. The Company has no further obligations under the plan beyond its monthly contributions. These contributions are made to fund administered and managed by the Government of India. The monthly contributions are charged to income in the period it is incurred.

Employees state insurance fund (Defined Contribution Plan)
In addition to the above benefit, all employees who are drawing gross salary of less than Rs. 15,000 per month are entitled to receive benefit under employee state insurance fund scheme. The employer makes contribution to the scheme at a predetermined rate (presently 4.75%) of employee's gross salary to the ESI Corporation. There no further obligations under the scheme beyond its monthly contributions. The monthly contributions are charged to income in the year it is incurred.

Gratuity plan (Defined Benefit Plan)
In addition to the above benefits, the Company provides for a gratuity obligation, a defined benefit retirement plan (the "Gratuity Plan") covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary, and the years of employment with the Company. The Company provides for the Gratuity Plan on the basis of actuarial valuation. This defined benefit plan is unfunded as on the date of these financial statements. Net periodic gratuity cost is recorded in the Statements of Income and includes service cost, interest cost and actuarial gains/losses.

l.	Revenue Recognition
Revenue from services are recognized over the period the service is contracted to be rendered. Advance amounts received from customers against billings for the period of service yet to be rendered on time proportion basis is disclosed as 'unearned revenues'.
Revenue from products are recognized when the significant risks and rewards of ownership have transferred to the buyer.
All revenues are recognized only when collectability of the resulting receivable is reasonably assured, and are reported net of discounts and service taxes.

m.	Revenues and costs - Filmed Entertainment
Television series are initially produced for television networks and may be subsequently licensed for foreign or domestic cable. The Company has not entered into secondary market transactions for the television series it produces. Revenues from distribution or exploitation of the television series in the initial market are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.
Film costs include the unamortized cost of completed television episodes and television series in production. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs for a given period is determined using the individual film-forecast-computation method. Under this method, the amortization of capitalized costs is based on the proportion of the film’s actual revenues recognized for such period to the film’s estimated remaining unrecognized ultimate revenues. All exploitation costs of the company are expensed as incurred.

With respect to the "Kalyanamalai" television series, the fair value of the film (after considering estimated future exploitation costs) is less than its unamortized film costs and hence the Company has written off to the income statement the amount by which the unamortized capitalized costs exceed the fair value.
Revenues earned from and costs incurred in production of the television series have been presented under the heads 'matrimonial service income' and 'matrimonial service expense' in the financial statements.

n.	Leasing Agreements
Capital leases, which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the interest charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liabilities. Interest charges are charged directly to the statements of income.
Leases where the lessor retains substantially all the risks and benefits of ownership of the assets are classified as operating leases. Operating lease payments are recognized as an expense in the statements of income on a straight-line basis over the lease term.

50

o.	Earnings per share
Basic earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of shares outstanding during the period.
Diluted earnings per share are computed on the basis of the weighted average number of common and dilutive common equivalent shares outstanding during the period except where the results will be anti-dilutive.

p.	Accounting for Contingencies
Certain conditions may exist as of the date of these financial statements which may further result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Management of the Company makes an assessment of such contingent liabilities which is based on assumptions and is a matter of opinion. In assessing loss contingencies relating to legal or tax proceedings that involve the Company or unasserted claims that may result in such proceedings, the Company, after consultation with legal or tax advisors, evaluates the perceived merits of any legal or tax proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.
If the assessment of a contingency indicates that it is probable that a loss will be incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.
Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed. However, in some instances in which disclosure is not otherwise required, the Company may disclose contingent liabilities or other uncertainties of an unusual nature which, in the judgment of management after consultation with its legal or tax counsel, may be of interest to shareholders or others.

3.	As it is the first year of incorporation, there are no corresponding comparable for the balance
	shown in the financial statements.

4.	Cash and cash equivalents

	Cash and cash equivalents as at March 31 comprises the following:

	Particulars	As at March 31,
		2013

	(a) Cash on hand	44,438
	(b) Balance with banks on current accounts	330,160

	Total	374,598

5.	Accounts receivable

	Accounts receivable as at March 31 comprises the following:

	Particulars	As at March 31,
		2013

	(a) Customers (trade)	84,738

	Total	84,738

51

6.	Other current assets

	Other current assets as at March 31 comprises the following:

	Particulars			As at March 31,
				2013

	(a) Event advances			120,873
	(b) Staff advances			6,740
	(c)	Advance tax (net of provision for income tax)		7,706
	(d) Loans and advances			85,055
	(e) Prepaid expenses			430

	Total			220,804

7.	Property, plant and equipment, net

	Property, plant and equipment as at March 31, 2013 comprises the following:

	Particulars	Gross carrying value	Accumulated depreciation	Net carrying value

	(a) Vehicles	35,864	8,223	27,641
	(b) Computers & Peripherals	82,901	62,571	20,330
	(c) Furniture & Fixtures	9,156	4,461	4,695
	(d) Office Equipment	46,706	20,042	26,664
	(e) Leasehold improvements	67,286	31,195	36,091

	Total	241,913	126,492	115,421

	Leased Property, plant and equipment, net

	The following is the analysis of property, plant and equipment under capital leases as at March 31 included within property, plant and equipment, net

	Particulars			As at March 31, 2013

	Vehicles			35,864
	Less: accumulated depreciation			(8,223)

	Net book value of leased assets			27,641

	Below is the analysis of the repayment of capital lease obligations as at March 31, 2013

	Particulars			As at March 31, 2013

	2014			8,288
	2015			6,693
	2016			3,503
	thereafter			1,168
	Imputed interest			(2,893)

52

	Present value of capital lease payments			16,759
	The charge to income resulting from depreciation of vehicles is included with depreciation and amortization in statement of income for 2013 amounting to $ 1,884.

	Operating leases

	The total amount of operating lease expenses is as follows:

	Particulars			2013

	Lease Expenses			22,606

8.	Intangible assets, net

	Intangible assets as at March 31, 2013 comprise the following:

	Particulars	Gross carrying value	Accumulated amortization	Net carrying value

	(a) Software	29,332	24,837	4,495

	Total	29,332	24,837	4,495

	The charge to income resulting from amortization of intangible assets is included with depreciation and amortization in statement of income for 2013 amounting to $ 4,135.

	The following represents the estimated aggregate amortization expense for intangible assets subject to amortization as at March 31, 2013:

	Particulars			As at March 31, 2013

	2014			4,495
	2015			Nil
	Thereafter			Nil
	Total amortization expense			4,495

9.	Other non-current assets

	Other non-current assets as at March 31 comprises the following:

	Particulars			As at March 31,
				2013

	(a) Rental advance			13,710
	(b) Deposits			7,610
	(c)	Software under application development stage		20,543

	Total			41,863

53

10	Accounts payable and accrued liabilities

	Accounts payable and accrued liabilities as at March 31 comprises the following:

	Particulars		As at March 31,
			2013

	(a)	Accounts payable	90,878
	(b)	Salary payable	23,376
	(c)	Current portion of provision for gratuity	593
	(d)	General and administrative expenses payable	68,123

	Total		182,970

11	Income tax and other statutory liabilities

	Income tax and other statutory liabilities as at March 31 comprises the following:

	Particulars		As at March 31,
			2013

	(a)	Service tax	70,868
	(b)	Provident fund	11,732
	(c)	Employees state insurance	5,299
	(d)	Professional tax	2,271
	(e)	Tax deducted at source	27,409

	Total		117,579

12	Short term borrowings and long term debt

	Short term loans and borrowings as at March 31 comprises the following:

	Particulars		As at March 31,
			2013

	(a)	Bank overdraft[1]	41,715
	(b)	Secured loans	75,553
	(c)	Unsecured loans from related parties [2], net of advances (refer Note 21)	330,265
	(d)	Current portion of long-term debt	23,630

	Total		471,163

	[1] The bank overdraft facility is secured by way of hypothecation of trade receivables of the Company and is also guaranteed by the personal guarantees of all the directors of the Company.

	[2] Unsecured loans from related parties are repayable on demand.

54

	Long-term debt as at March 31 comprises the following:

	Particulars	As at March 31,
		2013

	(a) Secured loans[1]	61,487
	(c) Capital lease obligations[2]	16,759
		78,246
	(d) Current portion of long-term debt	(23,630)

	Total	54,616

	[1] The interest rates of these long-term loans range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets / by way of assignment of trade receivables of the Company.

	[2] Assets acquired under capital lease are secured against the respective assets.

	The scheduled aggregate maturity of long-term debt outstanding as at March 31, 2013 is as follows:

	Particulars	As at March 31, 2013
	2014	23,630
	2015	21,826
	2016	14,727
	2017	12,722
	2018	5,341
	thereafter	-
	Total long term debt	78,246

13	Other current liabilities

	Other current liabilities as at March 31 comprises the following:

	Particulars	As at March 31,
		2013

	(a) Unearned revenues (i.e. billings in excess of revenue)	250,995

	Total	250,995

14	Deferred income taxes

	The components of deferred tax assets and liabilities as at March 31 are as follows:

	Particulars	As at March 31, 2013

	Deferred tax asset arising from tax effect of:
	Operating losses [1]	204,622
	Deductible temporary differences	3,188
	Minimum alternate tax [2]	34,128

	Less: Valuation allowance	(241,938)

	Deferred tax asset, net	Nil

	Deferred tax liability arising from tax effect of:
	Property, plant and equipment (non-current)	26,769

55

[1] Operating losses carried forward for tax purposes of the Company amounted to $ 268,635 for KM Wedding Events Management Inc, USA and $ 307,814 for KM Matrimony Private Limited, India as at March 31, 2013 and are available as an offset against future taxable income of the Company. These operating losses consist of unabsorbed business loss and unabsorbed depreciation. Unabsorbed business loss expire at various dates across 8 years, whereas unabsorbed depreciation has no expiration date as per the provisions of the Indian Income-tax Act, 1961. Unabsorbed business loss expire across 20 years as per the tax laws of the United States of America. Realization is dependent on the Company generating sufficient taxable income prior to expiration of losses carried forward, except with respect to unabsorbed depreciation. A valuation allowance is established attributable to loss carry forwards where, based on available evidence, it is more likely than not that it will not be realized.
[2] Under the Indian Income-tax Act, 1961, the Company is liable to pay Minimum Alternate Tax (MAT). The excess tax paid as per MAT over and above the regular tax liability can be carried forward for a period of 10 years and can be set off against the future tax liabilities computed under regular tax provisions. However, a valuation allowance is established for such MAT paid by the Company, since based on available evidence, it is more likely than not that it will not be realized.

15	Other non-current liabilities

	Other non-current liabilities as at March 31 comprises the following:

	Particulars		As at March 31,
			2013

	(a)	Trade Deposits	6,693
	(b)	Provision for gratuity	10,106

	Total		16,799

16	Common Stock

The company has only one class of common stock having par value of $ 0.001 per share. Each holder of equity shares is entitled to one vote per share. The authorized Equity share capital (number of shares) of the company is 300,000,000 shares as at March 31, 2013. The issued, subscribed and paid-up equity share capital (number of shares) of the company is 39,246,160 shares as at March 31, 2013.

The shares issued are as follows:

(i)                   4,596,160 number of shares are issued at a price of $ 0.05 per share

(ii)                 1,650,000 number of shares are issued at a price of $ 0.20 per share

(iii)                33,000,000 number of shares at par value of $ 0.001 per share are issued for consideration other than cash

The shares are issued at a price mutually agreed by the shareholders pursuant to an agreement entered with them.

	The Shareholders who have subscribed 1,650,000 number of shares at the rate of $0.20 per share have an option to purchase a warrant for every two shares held which entitles the holder to purchase an additional share at the rate of $0.40 per share for the period of two years from the date of issuance.
	Preferred Stock
	The authorized Preference share capital (number of shares) of the company is 10,000,000 shares having a par value of $ 0.001 per share as at March 31, 2013. The issued, subscribed and paid-up Preference share capital is Nil as at March 31, 2013.

17	Matrimonial service income

	Particulars		For the year ended
			March 31, 2013

	(a)	Profile Registration and Event Incomes	785,112
	(b)	Sponsorship Income	176,614
	(c)	Sale of space or time slot - Television series	108,089
	(d)	Advertisement Incomes	742
	(e)	Sale of products (magazines)	8,562

	Total		1,079,119

56

18	Matrimonial service expenses

	Particulars			For the year ended
				March 31, 2013

	(a)	Event expenses		289,435
	(b)	Production and telecast expenses - Television series		184,120
	(c)	Publication expenses		87,191
	(d)	Franchisee commission	#	30,438
	(e)	Amortization of film cost		774

	Total			591,958

19	General and administrative expenses

	Particulars			For the year ended
				March 31, 2013

	(a)	Lease expenses		22,606
	(b)	Repairs & Maintenance		24,201
	(c)	Insurance		293
	(d)	Electricity charges		10,544
	(e)	Audit fees		18,342
	(f)	Bank charges		10,248
	(g)	Bad debts		16,620
	(h)	Travelling and conveyance		36,248
	(i)	Legal Charges		25,000
	(j)	Professional charges		251,115
	(k)	Printing & Stationery		10,120
	(l)	Telephone, Courier & Postage		30,064
	(m)	Security charges		2,995
	(n)	Business promotion expenses		10,714
	(o)	Others	#	2,995

	Total			472,105

20	Earnings / (loss) per share (EPS)

	Particulars			For the year ended
				March 31, 2013

	(a)	Net income / (loss)		(268,635)
			#
	(b)	Weighted average number of equity shares outstanding		39,246,160

	Earnings / (loss) per share - basic and diluted			(0.007)

57

21	Related party disclosures

	Names of related party and relationship

	(i) Key Management Personnel ('KMP')

(a) Mr. V Venkatesan - Chairman and Director

(b) Ms. Meera Nagarajan - President, CEO and Managing Director

(c) Mr. Suresh Venkatachari - Secretary and Director

(d) Mr. V Vijaya Bhaskar - CFO, Director, Treasurer and Director of technologies

	(ii) Relatives of KMP
	(a) Mr. Sridhar Kalyanasundaram
	(iii) Entity in which Key Management Personnel ('KMP') has control
	(a) Unifina Capital Partners, LP

	Particulars	KMP	Relative of KMP	Entity in which KMP has control
		2013	2013	2013

	Transactions
	Advances given for business purposes	88,819	Nil	Nil
	Settlement of advances given for business purposes	66,540	Nil	Nil
	Unsecured loans received	220,064	247,203	15,000
	Repayment of unsecured loans	37,706	38,676	Nil
	Professional Charges Paid	Nil	Nil	66,000

	Year end balances
	Advances given for business purposes (debit balance)	63,247	Nil	Nil
	Unsecured loans received (credit balance)	182,358	211,154	Nil

	Note: The professional charges paid to Unifina Capital partners, LP include an amount of $6,000 for which 6,000,000 number of equity shares were allotted at the par value of $0.001 per share.

22	Employee Benefits
	Defined Benefit Plan
	The obligation towards gratuity is provided based on actuarial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:

	The liability recognized in the balance sheets as at March 31 is as follows. The obligations are unfunded as on the dates of balance sheets.

			As at
	Particulars		March 31, 2013
	(a) Gratuity liability recognized in the balance sheet		10,699
	Weighted average assumptions used to determine net gratuity cost and benefit obligations:

			For the year ended
	Particulars		March 31, 2013
	(a) Discount rate		8.50% p.a.
	(b) Long-term rate of compensation increase		10.00% p.a.
	(c) Rate of return on plan assets		N.A.

23	Subsequent events and going concern

	The financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

58

24	Film costs
The amount of unamortized film costs disclosed in the balance sheet pertains to completed and not released films with respect to the television series. The entire amount of unamortized film costs is expected to be amortized during the twelve-month period ending March 31, 2014.

25	Risks and uncertainties

Credit risk
Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.
Service tax
Penalties, if any, on account of delay in payment of service tax dues are unascertainable.

59

KM WEDDING EVENTS MANAGEMENT, INC.

(A Development Stage Company)

Consolidated Interim Financial Statements

For the period ended December 31, 2013

60

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street, Abiramapuram, Chennai 600 018. India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors
of KM Wedding Events Management Inc

We have reviewed the accompanying interim condensed consolidated balance sheet of KM Wedding Events Management Inc ("the Company") and its subsidiary as of December 31, 2013, and the related interim condensed consolidated statement of income, statement of comprehensive income, changes in shareholders' equity, and cash flows for the nine-months period ended December 31, 2013. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company and its subsidiary as of March 31, 2013, and the related consolidated statement of income, changes in shareholders' equity, and cash flows for the period then ended (not presented herein); and in our report dated August 31, 2013, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying interim condensed consolidated balance sheet as of December 31, 2013, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India
Date: February 10, 2014

MANOHAR CHOWDHRY & ASSOCIATES No 27, Subramaniam St., Abiramapuram, Chennai-600 018 India. Chartered Accountants

Chennai ◇ Bangalore ◇ Dubai ◇ Hyderabad ◇ Mumbai
Coimbatore ◇ Gurgaon ◇ Kochi ◇ Madurai ◇ Mangalore ◇ Vizag

61

KM Wedding Events Management, Inc.

Interim Condensed Consolidated Balance Sheets

(in US Dollars $ unless otherwise stated)

	Notes	As at December 31,	As at March 31,
		2013	2013
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	4	62,856	374,598
Accounts receivable	5	98,442	84,738
Other current assets	6	474,710	220,804
Total current assets		636,008	680,140
Non-current assets:
Long Term Investments	7	130,814	-
Property, plant and equipment, net	8	119,122	115,421
Intangible assets, net	9	1,928	4,495
Goodwill	22	704,912	-
Film costs	25	28,438	579
Other non-current assets	10	52,122	41,863
Total non-current assets		1,037,336	162,358
Total assets		1,673,344	842,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	11	149,665	182,970
Income tax and other statutory liabilities	12	100,590	117,579
Short-term loans & current portion of long term debt	13	300,905	471,163
Unsecured loans from related parties, net of advances		246,513	Nil
Other current liabilities	14	237,532	250,995
Total current liabilities		1,035,205	1,022,707

Non-current liabilities:
Long-term debt	13	5,163	54,616
Foreign Currency translation Reserve
Deferred tax liabilities		23,570	26,769
Other non-current liabilities	15	16,217	16,799
Total non-current liabilities		44,950	98,184
Equity:
Common stock par value $0.001
(shares outstanding: 41,646,160 and 39,246,160
as at June 30, 2013 and March 31, 2013,
respectively)	16	41,646	39,246
Additional paid-in-Capital		1,031,162	553,562
Accumulated deficit		(329,211)	(268,635)
Equity Attributable to equity holders of the company		743,597	324,173
Non-Controlling Interest		(150,408)	(602,566)
Total equity		593,189	(278,393)
Total liabilities and equity		1,673,344	842,498
The accompanying notes are an integral part to these financial statements.

62

KM Wedding Events Management, Inc

Interim Condensed Consolidated Statement of Income

(in US Dollars $ unless otherwise stated)

	Notes	For the Nine months period ended December 31, 2013
Revenues
Matrimonial service income	17	764,339
Wedding catering service income		218,709
Total		983,048

Costs and expenses
Matrimonial service expenses	18	333,415
Wedding catering service expenses		183,480
Personnel costs		244,750
General and administrative expenses	19	268,765
Non Operating Expenses		6,870
Depreciation and Amortization		26,404
Total		1,063,684

Operating Income / (loss)		(80,636)

Other income / (expenses)
Interest Income		9,266
Finance charges		(29,278)
Total other income / (expenses), net		(20,012)

Income / (loss) before income tax expense		(100,648)

Income taxes
Current tax		-
Deferred tax (expense) / benefit		-
Prior period taxes		(1,983)
Net income / (loss)		(102,631)
Attributable to:
Equity holders of the company		(84,710)
Non-controlling interest		(17,921)
Net income / (loss)		(102,631)
Earnings / (loss) per share - basic and diluted	20	(0.002)

The accompanying notes are an integral part to these financial statements.

KM Wedding Events Management, Inc

Interim Condensed Consolidated Statement of Comprehensive Loss

(in US Dollars $ unless otherwise stated)

For the Nine months period ended December 31, 2013
Net Loss	(102,631)
Other Comprehensive Loss
Foreign Currency Translation Loss	(50,605)
Total Other Comprehensive Loss	(50,605)
Attributable to:
Equity holders of the company	(27,833)
Non-controlling interest	(22,772)
Comprehensive Loss	(153,236)

The accompanying notes are an integral part to these financial statements.

63

KM Wedding Events Management, Inc

Interim Condensed Consolidated Statement of Changes in Shareholders' Equity

(in US Dollars $ unless otherwise stated)

	Number of shares	Common stock	Additional Paid-in-capital	Accumulated deficit	Equity Attributable to equity holders of the company	Non - controlling interest	Total Equity
Equity	39,246,160	39,246	553,562	Nil	592,808	(592,263)	545
Net income / (loss) for the year	Nil	Nil	Nil	(268,635)	(268,635)	(10,303)	(278,938)
As at March 31, 2013	39,246,160	39,246	553,562	(268,635)	324,173	(602,566)	(278,393)
Fresh issue of equity shares[1]	2,400,000	2,400	477,600	Nil	480,000	Nil	480,000
Adjustment in Non- controlling Interest	Nil	Nil	Nil	Nil	Nil	447,307	447,307
Net income / (loss) for the period	Nil	Nil	Nil	(60,576)	(60,576)	4,851	(55,725)
As at December 31, 2013	41,646,160	41,646	1,031,162	(329,211)	743,597	(150,408)	593,189

[1] 2,400,000 no of equity shares of par value USD 0.001 are issued at USD 0.20 per share. Also refer note 16 "Common stock"
The accompanying notes are an integral part to these financial statements.

64

KM Wedding Events Management, Inc.

Interim Condensed Consolidated Statement of Cash Flows

(in US Dollars $ unless otherwise stated)

For the Nine months period ended December 31, 2013
Cash flows from operating activities
Net income / (loss)	(102,631)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	26,404
Deferred tax expense / (benefit)	-
Loss on disposal of property, plant and equipment	-
Bad debts	37,342
Amortization of film costs	527
Changes in operating assets and liabilities
(Increase) / decrease in accounts receivables	(13,704)
(Increase) in other current assets	(253,906)
(Increase) /Decrease in film costs	(27,859)
(Increase) in other non-current assets	(10,259)
Increase in accounts payable	(33,305)
Increase in income tax and other statutory liabilities	(16,989)
Increase / (decrease) in other current liabilities	233,050
Increase / (decrease) in other non-current liabilities	(582)
Net cash provided by (used in) operating activities	(161,912)

Cash flows from investing activities
Additions to property, plant and equipment	(39,728)
Investments in long-term investments	(130,814)
Proceeds from disposal of property, plant and equipment	Nil
Additions to intangible assets	(1,280)
Acquisition of additional stake in subsidiary	(229,000)
Net cash issued in investing activities	(400,822)
Cash flows from financing activities
Proceeds from short term debts	(170,258)
Proceeds from issue of Equity Shares	480,000
Proceeds from / (repayment of) long term debts	(49,453)
Net cash provided by (used in) financing activities	260,289

Effect of exchange rate changes on cash	(9,297)
Net increase in cash and cash equivalents	(311,742)
Cash and cash equivalents, beginning of period	374,598
Cash and cash equivalents, end of period	62,856

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	18,808
Income taxes paid	1,156

The accompanying notes are an integral part to these financial statements.

65

KM Wedding Events Management, Inc.

Notes to Interim Condensed Consolidated Financial Statements

(in US Dollars $ unless otherwise stated)

1.	General

KM Wedding Events Management, Inc. (the “Company”) was incorporated on October 24, 2012 in the state of Delaware, United States of America.

The Company is a leading service provider in the matrimonial industry and recently entered in to wedding event management and allied services segments including wedding catering services through its subsidiary (KM Matrimony Private Limited, India) in Tamil Nadu, India. As of December 31, 2013, the Company maintains a 55.32% ownership interest in KM Matrimony Private Limited, India. With the addition of wedding services, which focuses on the higher end of the value chain in the wedding industry, the Company is able to service the customers already using KM for the matrimonial service. The Company became one of the earliest entrants in the industry to provide an integrated wedding service in Tamil Nadu, India.

2.	Significant Accounting Policies
a.	Basis of Consolidation

The company has invested USD $509,000 to acquire 2,513,144 Equity shares of KM Matrimony Pvt Ltd, India. Subsequent to this investment, KM Matrimony Pvt Ltd, India has become subsidiary of this company.

b.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in USA (“US GAAP”). The accompanying financial statements were derived from the Company’s statutory books and records. The financial statements are presented in US Dollars ($), the national currency of USA.

The accounting policy for translating the financials into US dollars is as follows:

Revenue and related expenses generated from our international subsidiaries are generally denominated in the currency of Rupee. The statements of income of our international operations are translated into U.S. dollars at exchange rates indicative of market rates during each applicable period. The Translation gain/loss is accounted separately under the other comprehensive income.

The interim condensed financial statements included herein are unaudited and have been prepared in accordance with US GAAP for interim financial reporting (primarily with topic 270, Interim Reporting, of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC"), and do not include all disclosures required by US GAAP. The company omitted disclosures which would substantially duplicate the information contained in its 2013 audited financial statements, such as accounting policies. Additionally, the company has provided disclosures where significant events have occurred subsequent to the issuance of its 2013 audited financial statements. Management believes that the disclosures are adequate to make the information presented not misleading if these interim condensed financial statements are read in conjunction with the Company’s 2013 audited financial statements and the notes related thereto. In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature necessary to present fairly the company’s financial position, results of operations and cash flows for the interim reporting periods.

The results of operations for Nine months ended December 31, 2013 may not be indicative of the results of operations for the full year ending March 31, 2014. Subsequent events have been evaluated through February 10, 2014, the date these financial statements are available to be issued.

The closing exchange rate as of December 31, 2013 and March 31, 2013 was 61.92 and 54.52 Indian Rupees to one US dollar, respectively.

c.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

d.	Income Taxes

The company follows the provisions of FASB ASC 740-270, Income Taxes (Interim Reporting), to arrive at the effective tax rate. The effective tax rate is the best estimate of the expected annual tax rate to be applied to the taxable income for the current reporting period.

3.	As the company has been incorporated in October 2012, the corresponding previous period figures are not available as comparables for the statement of income, statement of changes in shareholders equity, statement of cash flows and related notes.

4. Cash and cash equivalents
Cash and cash equivalents as at December 31 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Cash on hand	57,084
(b)	Balance with banks on current accounts	5,773
Total		62,857

5. Accounts receivable
Accounts receivable as at December 31 comprises the following:
Particulars	As at December 31,
2013 (Unaudited)
(a) Customers (trade)	98,442
Total	98,442

6. Other current assets
Other current assets as at December 31 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Event advances	128,103
(b)	Staff advances	11,804
(c)	Advance tax (net of provision for income tax)	9,097
(d)	Loans and advances[1]	265,221
(e)	Interest accrued on Bank deposits	8,378
(f)	Prepaid expenses	24,507
Total		447,110

1 Loans and advances as at March 31, 2013 includes an amount of Rs. 1,387,175 paid to consultants for raising fresh capital. This amount being in the nature of 'share issue costs' is adjusted against the additional paid-in capital of the company as per the provisions of section 78 of the Indian Companies Act, 1956.

7. Long term investments
Long-term investments comprise the following:
Particulars	As at December 31,
2013 (Unaudited)
(a) Bank deposits [2]	130,814
Total	130,814

2 These Bank deposits are for a term of 555 days and earn interest at the rate of 9.10%. These Bank deposits are held under lien against short term borrowings from bank.

8. Property, plant and equipment, net
Property, plant and equipment as at December 31, 2013 comprises the following:
Particulars		Gross carrying value	Accumulated depreciation	Net carrying value
(a)	Vehicles	31,578	9,484.00	22,094
(b)	Computers & Peripherals	72,993	64,193.00	8,800
(c)	Furniture & Fixtures	17,769	4,839.00	12,930
(d)	Office Equipments	56,010	22,741.00	33,269
(e)	Leasehold improvements	74,382	32,356.00	42,028
Total		252,732	133,613	119,121

Leased Property, plant and equipment, net
The following is the analysis of property, plant and equipment under capital leases as at December 31, 2013 included within property, plant and equipment, net

Particulars	As at December 31, 2013 (Unaudited)
Vehicles	31,578
Less: accumulated depreciation	(9,484)
Net book value of leased assets	22,094

Operating leases
The total amount of operating lease expenses is as follows:
Particulars	For the Nine months ended December 31, 2013 (Unaudited)
Lease Expenses	22,028

9. Intangible assets, net
Intangible assets as at December 31, 2013 comprise the following:
Particulars	Gross carrying value	Accumulated amortization	Net carrying value
(a) Software	27,107	25,179	1,928
Total	27,107	25,179	1,928

10. Other non-current assets
Other non-current assets as at December 31, 2013 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Rental advance	20,470
(b)	Deposits	6,701
(c)	Software under application development stage	24,952
Total		52,123

11. Accounts payable and accrued liabilities
Accounts payable and accrued liabilities as at December 31, 2013 comprises the following:
Particulars		As at December 31,
		2013 (unaudited)
(a)	Accounts payable	75,154
(b)	Salary payable	22,434
(c)	Current portion of provision for gratuity	597
(d)	General and administrative expenses payable	51,479
Total		149,664

12. Income tax and other statutory liabilities
Income tax and other statutory liabilities as at December 31, 2013 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Service tax	62,979
(b)	Provident fund	17,017
(c)	Employees state insurance	1,931
(d)	Professional tax	3,087
(e)	Tax deducted at source	15,576
Total		100,590

13. Short term borrowings and long term debt
Short term loans and borrowings as at December 31, 2013 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Bank overdraft[3]	169,515
(b)	Loan against Bank deposit	122,159
(c)	Secured loans	-
(d)	Current portion of long-term debt	9,231
Total		300,905

3 The bank overdraft facility as at December 31, 2013 is secured by way of hypothecation of trade receivables, current assets and fixed assets of the company except vehicles financed by other banks / financial institutions.

Long-term debt as at December 31, 2013 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Secured loans[4]	3,956
(b)	Capital lease obligations[4]	10,437
		14,393
(c)	Current portion of long-term debt	(9,231)
Total		5,162

  4 The interest rates of the long-term loans as at December 31, 2013 range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets.

The scheduled aggregate maturity of long-term debt outstanding as at December 31, 2013 is as follows:
Particulars	As at December 31, 2013 (Unaudited)
2014	2,353
2015	8,272
2016	2,767
2017	1,002
Thereafter	-
Total long term debt	14,394.00
14. Other current liabilities
Other current liabilities as at December 31, 2013 comprises the following:
Particulars	As at December 31,
2013 (Unaudited)
(a)	Unearned revenues (i.e. billings in excess of revenue)	237,532
Total	237,532

15. Other non-current liabilities
Other non-current liabilities as at December 31 comprises the following:
Particulars		As at December 31,
		2013 (Unaudited)
(a)	Trade Deposits	5,893
(b)	Provision for gratuity	10,324
Total		16,217

16.	Common Stock

The Company has only one class of common stock having par value of $0.001 per share. Each holder of equity shares is entitled to one vote per share. The authorized Equity share capital (number of shares) of the company is 300,000,000 shares as at December 31, 2013 and March 31, 2013. The issued, subscribed and paid-up equity share capital (number of shares) of the company is 41,646,160 shares as at December 31, 2013 and 39,246,160 shares as at March 31, 2013.

The shares issued are as follows:

(i) 4,596,160 number of shares are issued at a price of $0.05 per share

(ii) 4,050,000 number of shares are issued at a price of $0.20 per share

(iii) 33,000,000 number of shares at par value of $0.001 per share are issued for consideration other than cash.

The shares are issued at a price mutually agreed by the shareholders pursuant to an agreement entered with them.

The Shareholders who have subscribed 4,050,000 number of shares at the rate of $0.20 per share have an option to purchase a warrant for every two shares held which entitles the holder to purchase an additional share at the rate of $0.40 per share for the period of two years from the date of issuance.

Preferred Stock

The authorized Preference share capital (number of shares) of the company is 10,000,000 shares having a par value of $0.001 per share as at December 31, 2013. The issued, subscribed and paid-up Preference share capital is Nil as at December 31, 2013.

17. Matrimonial service income
Particulars	For the Nine months ended
		December 31, 2013 (Unaudited)
(a)	Profile Registration and Event Incomes	555,539
(b)	Sponsorship Income and advertisement Income	103,635
(c)	Sale of space or time slot - Television series	61,240
(d)	Sale of products (magazines)	6,535
(e)	Sale of television rights	9,391
Total		736,340
18. Matrimonial service expenses
Particulars	For the Nine months ended December 31, 2013 (Unaudited)
(a)	Event expenses	94,766
(b)	Production and telecast expenses - Television series	155,093
(c)	Publication expenses	66,109
(d)	Franchisee commission	16,919
(e)	Amortization of film cost	527
Total		333,414

19. General and administrative expenses
Particulars		For the Nine months ended
	December 31, 2013 (Unaudited)
(a)	Lease expenses	22,766
(b)	Repairs & Maintenance	62,656
(c)	Insurance	819
(d)	Electricity charges	7,644
(e)	Audit fees	6,885
(f)	Bank charges	7,829
(g)	Bad debts	37,342
(h)	Travelling and conveyance	14,017
(i)	Professional charges	57,697
(j)	Printing & Stationery	7,218
(k)	Telephone, Courier & Postage	20,935
(l)	Security charges	1,983
(m)	Business promotion expenses	12,694
(n)	Others	8,280
Total		268,765

20. Earnings / (loss) per share (EPS)
Particulars	For the Nine months ended
	December 31, 2013 (Unaudited)
(a)	Net income / (loss)	(84,710)
(b)	Weighted average number of equity shares outstanding [5]	41,218,524
Earnings / (loss) per share - basic and diluted		(0.002)

5 Refer Note No. 16, 'common stock' with respect to fresh issue of equity shares.

21. Related party disclosures
(a) Names of related party and relationship
(i) Key Management Personnel ('KMP')
(a) Mr. V Venkatesan - Chairman and Director
(b) Ms. Meera Nagarajan - President, CEO and Managing Director
(c) Mr. Suresh Venkatachari - Secretary and Director (Relinquished office on June 24, 2013)
(d) Mr. V Vijaya Bhaskar - CFO, Director, Treasurer and Director of technologies

(ii) Relatives of KMP
(a) Mr. Sridhar Kalyanasundaram
(iii) Entity in which Key Management Personnel ('KMP') has control
(a) Unifina Capital Partners, LP

(b) Transactions with related parties
Transactions during the Nine months period ending December 31, 2013
Particulars	KMP	Relative of KMP	Entity in which KMP has control
	2013 (Unaudited)	2013 (Unaudited)	2013 (Unaudited)
Transactions
Advances given for business purposes	151,251	-	-
Settlement of advances given for business purposes	80,563	-	-
Unsecured loans received	62,758	-	-
Repayment of unsecured loans	-	36,353	-
Unsecured Loans given (Net of receipt)			155,500
Closing balances
Unsecured Loans given	-	-	155,500
Advances given for business purposes (debit balance)	126,376	-	-
Unsecured loans received (credit balance) [6]	372,889	365,826	-

6 Unsecured loans from related parties are repayable on demand.

22. Goodwill
Particulars
Goodwill acquired in new subsidiary[7]	679,948
Add: Cumulative Translation adjustment	24,964
Balance as at December 31, 2013	704,912

7 Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. It is assigned to reporting units as of the acquisition date. As per ASC 805-20-55-6, the value of an acquired intangible asset that is not identifiable as of the acquisition date is subsumed into Goodwill. The assets and liabilities are acquired at book value as there is no significant deviation from fair value.

As of the acquisition date there is no identifiable intangible assets to be valued separately and hence all the intangible assets are subsumed into Goodwill.

The allocation of fair value to the identifiable assets and liabilities are as follows:
Consideration to acquire majority stake - USD 509,000

Fair Value of Assets
Cash & Bank Balance - USD 41958
Accounts receivable - USD 46461
Property, plant and equipment - USD 120147
Intangible assets, net - USD 2438
Other Assets - USD 464501
Total - USD 675505

Fair Value of Liabilities
Accounts Payable - USD (124071)
Statutory Liabilities - USD (81326)
Other Liabilities - USD (794077)
Total - USD (999474)
Fair Value of Non-Controlling Interest - USD 153,021
Goodwill - USD 679,948
Total - USD 509,000

Goodwill arises in the process of acquiring KM Matrimony Private Limited. As of December 31, 2013, 55% of the shares of KM Matrimony Private Limited are being held by the Company. The details of such acquisition are as follows:

1. Acquired Entity: KM Matrimony Private Limited

2. Acquisition Date:

(a) Shares acquired from KM Matrimony Private Limited on April 30, 2013

(b) Shares acquired from Meera Nagarajan on April 26, 2013

(c) Shares acquired from Venkatesan Vaidhyanathan on April 26, 2013

3. Consideration Transferred:

(a) KM Matrimony Private Limited – $280,000 USD

(b) Meera Nagarajan - $114,000 USD

(c) Venkatesan Vaidhyanathan - $115,000 USD

4. Percentage of voting equity interest acquired: 55% as on December 31, 2013.

5. The assets and liabilities are valued at the book value of KM Matrimony Private Limited.

6. There are no related contingent consideration arrangements.

7. There are no additional disclosure requirements as per ASC 805.

23. Employee Benefits
Defined Benefit Plan
The obligation towards gratuity is provided based on acturial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:
The liability recognized in the balance sheets as at December 31 is as follows. The obligations are unfunded as on the dates of balance sheets.

Particulars		December 31, 2013 (Unaudited)
(a)	Gratuity liability recognized in the balance sheet	10,922
Weighted average assumptions used to determine net gratuity cost and benefit obligations:
Particulars	For the Nine months ended
December 31, 2013 (Unaudited)
(a)	Discount rate	8.50% p.a.
(b)	Long-term rate of compensation increase	10.00% p.a.
(c)	Rate of return on plan assets	N.A.

24.	Going concern

The financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

25.	Film costs

The entire amount of unamortized film costs as at December 31, 2013 shall be amortized during the next twelve months.

26.	Risks and uncertainties

Credit risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

27.	Commitments and contingencies

Statutory Dues

Penalties, if any, on account of delay in payment of statutory dues are unascertainable.

74

KM MATRIMONY PRIVATE LIMITED

Financial Statements

For the year ended March 31, 2013

75

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors

of KM Matrimony Private Limited

We have audited the accompanying balance sheets of KM Matrimony Private Limited ("the Company") as of March 31, 2013 and 2012, and the related statement of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 23 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 23. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India

Date: June 25, 2013

MANOHAR CHOWDHRY & ASSOCIATES No. 27, Subramaniam St., Abiramapuram, Chennai - 600 018 India. Chartered Accountants

Chennai ❖ Bangalore ❖ Dubai ❖ Hyderabad ❖ Mumbai
Coimbatore ❖ Gurgaon ❖ Kochi ❖ Madurai ❖ Mangalore ❖ Vizag

76

KM Matrimony Private Limited

Balance Sheets

(in Indian Rupees Rs. unless otherwise stated)

	Notes	As at March 31, 2013	As at March 31, 2012	As at March 31, 2013 (US $)
				(unaudited)
ASSETS				Refer note 2(b)
Current assets:
Cash and cash equivalents	3	2,749,191	1,155,056	50,425
Short-term investments	4	Nil	7,332,673	Nil
Accounts receivable, net	5	4,619,862	933,697	84,738
Other current assets	6	12,038,241	9,871,805	220,804
Total current assets		19,407,294	19,293,231	355,967

Non-current assets:
Property, plant and equipment, net	7	6,292,742	5,962,521	115,421
Intangible assets, net	8	245,050	470,489	4,495
Film costs	24	31,575	42,222	579
Other non-current assets	9	2,282,398	1,634,490	41,863
Total non-current assets		8,851,765	8,109,722	162,358
Total assets		28,259,059	27,402,953	518,325

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	10	9,975,530	5,721,436	182,970
Income tax and other statutory liabilities	11	6,410,395	3,459,535	117,579
Short-term loans & current portion of long term debt	12	25,687,821	18,491,567	471,163
Other current liabilities	13	13,684,272	13,848,954	250,995
Total current liabilities		55,758,018	41,521,492	1,022,707

Non-current liabilities:
Long-term debt	12	2,977,638	16,437,264	54,616
Deferred tax liabilities	14	1,459,444	933,730	26,769
Other non-current liabilities	15	915,889	800,700	16,799
Total non-current liabilities		5,352,971	18,171,694	98,184

Shareholders' equity
Common stock par value Rs. 10	16	31,500,000	31,500,000	577,770
Accumulated deficit		(64,351,930)	(63,790,233)	(1,180,336)
Total shareholders' equity		(32,851,930)	(32,290,233)	(602,566)
Total liabilities and shareholders' equity		28,259,059	27,402,953	518,325

The accompanying notes are an integral part to these financial statements.

77

KM Matrimony Private Limited

Statements of Income (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	Notes	For the year ended March 31,
		2013	2012	2011	2013 (US $) (Unaudited)
					Refer note 2(b)
Revenues
Matrimonial service income	17	58,833,573	58,744,931	50,996,676	1,079,119
Wedding catering service income		19,491,589	12,440,683	8,948,522	357,513
Total		78,325,162	71,185,614	59,945,198	1,436,632

Costs and expenses
Matrimonial service expenses	18	32,273,528	33,541,611	32,524,104	591,958
Wedding catering service expenses		14,283,564	10,411,429	6,696,878	261,988
Personnel costs		16,980,297	13,282,463	9,963,650	311,451
General and administrative expenses	19	11,093,169	11,837,217	9,176,430	203,470
Depreciation and amortization		1,703,609	1,653,167	1,515,723	31,247
Total		76,334,167	70,725,887	59,876,785	1,400,114

Operating income / (loss)		1,990,995	459,727	68,413	36,518

Other income / (expenses)
Interest income		Nil	178,569	Nil	Nil
Loss on sale of property plant & equipment		(15,877)	Nil	Nil	(291)
Finance charges		(2,011,101)	(6,900,179)	(3,019,749)	(36,887)
Total other income / (expenses), net		(2,026,978)	(6,721,610)	(3,019,749)	(37,178)

Income / (loss) before income tax expense		(35,983)	(6,261,883)	(2,951,336)	(660)

Income taxes
Current tax		Nil	(412,535)	(318,000)	Nil
Prior period taxes		Nil	(294,497)	Nil	Nil
Deferred tax (expense) / benefit		(525,714)	1,129,382	478,094	(9,643)

Net income / (loss)		(561,697)	(5,839,533)	(2,791,242)	(10,303)

Earnings / (loss) per share - basic and diluted	20	(0.18)	(1.85)	(0.89)	(0.03)

The accompanying notes are an integral part to these financial statements.

78

KM Matrimony Private Limited

Statements of Changes in Shareholders' Equity

(in Indian Rupees Rs. unless otherwise stated)

	Number of shares	Common stock	Accumulated deficit	Total shareholders' equity
Balance as at March 31, 2010 (unaudited)	3,150,000	31,500,000	(55,159,458)	(23,659,458)
Net income / (loss) for the Year	Nil	Nil	(2,791,242)	(2,791,242)
(unaudited)
Balance as at March 31, 2011	3,150,000	31,500,000	(57,590,700)	(26,450,700)
Net income / (loss) for the period	Nil	Nil	(5,839,533)	(5,839,533)
Balance as at March 31, 2012	3,150,000	31,500,000	(63,790,233)	(32,290,233)
Net income / (loss) for the period	Nil	Nil	(561,697)	(561,697)
Balance as at March 31, 2012	3,150,000	31,500,000	(64,351,930)	(32,851,930)
Balance as at Mar 31, 2013 (in US $)	3,150,000	577,770	(1,180,336)	(602,556)
Refer note 2(b)

1During the year ended March 31, 2010, the Company has issued stock dividends (in the nature of stock splits) to the existing shareholders of the Company in the ratio of nine shares for every one share held. As per the provisions of the Indian Companies Act, 1956, stock dividends can be issued only out of existing positive retained earnings. The audited financial statements of the Company prepared under Indian GAAP as at March 31, 2009 discloses positive retained earnings to the tune of Rs. 15.02 Million. The available retained earnings as per audited Indian GAAP financial statements have been capitalized by issuance of stock dividends (in the nature of stock splits) to the tune of Rs. 14.85 Million.

However, financial statements prepared as per US GAAP disclose negative retained earnings as at March 31, 2009 to the tune of Rs. 33.89 Million. Since allotment of shares has been concluded as per Indian statutory laws, the same has been retained in these financial statements as per US GAAP. This has resulted in an increase in the accumulated deficit and share capital by Rs. 14.85 Million, respectively.

The accompanying notes are an integral part to these financial statements.

79

KM Matrimony Private Limited

Statements of Cash Flows (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	For the year ended March 31,
	2013	2012	2011	2013 (US $) (Unaudited)
Cash flows from operating activities				Refer note 2(b)
Net income / (loss)	(561,697)	(5,839,533)	(2,791,242)	(10,303)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,703,609	1,653,167	1,515,723	31,247
Deferred tax expense / (benefit)	525,714	(1,129,382)	(478,094)	9,643
Loss on disposal of property, plant and equipment	15,877	Nil	Nil	291
Amortization of film costs	42,222	Nil	Nil	774

Changes in operating assets and liabilities
(Increase) /Decrease in short term investments	7,332, 673	(7,332, 673)	50,000	134,495
(Increase) / decrease in accounts receivables	(3,686,165)	130,675	731,200	(67,611)
(Increase)/ decrease in other current assets	(2,166,436)	(4,751,283)	(4,966,531)	(39,737)
(Increase) in Film Costs	(31,575)	(42,222)	Nil	(579)
(Increase) in other non-current assets	(647,908)	(760,000)	(216,000)	(11,884)
Increase / (decrease) in accounts payable	4,254,094	837,266	461,648	78,028
Increase / (decrease) in income tax and other statutory liabilities	2,950,860	643,456	84,589	54,124
Increase / (decrease) in other current liabilities	(164,682)	793,309	7,981,877	(3,021)
Increase in other non-current liabilities	115,189	(828,323)	1,090,236	2,113
Net cash provided by / (used in) operating activities	9,681,775	(16,625,543)	3,463,406	177,580

Cash flows from investing activities
Additions to property, plant and equipment	(2,024,2368)	(1,420,908)	(204,926)	(37,128)
Proceeds from disposal of property, plant and equipment	200,000	Nil	Nil	Nil
Net cash issued in investing activities	(1,824,268)	(1,420,908)	(204,926)	(37,128)

Cash flows from financing activities
Proceeds from / (repayment of) short term debts	7,196,254	14,213,960	16,357	131,994
Proceeds from / (repayment of) long term debts	(13,459,626)	4,751,675	(3,174,346)	(246,875)
Net cash provided by / (used in) financing activities	(6,263,372)	18,965,635	(3,157,989)	(114,881)

Net increase in cash and cash equivalents	1,594,135	919,184	100,491	29,239
Cash and cash equivalents, beginning of period	1,155,056	235,872	135,381	21,186
Cash and cash equivalents, end of period	2,749,191	1,155,056	235,872	50,425

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	2,011,101	3,019,749	3,041,319	36,887
Income taxes paid	224,237	636,561	351,310	4,113

Non-cash items:
Allotment of common stock	NiL	Nil	Nil	Nil

The accompanying notes are an integral part to these financial statements.

80

KM Matrimony Private Limited

Notes to condensed financial statements

(in Indian Rupees Rs. unless otherwise stated)

1. General

KM Matrimony Private Limited ('the Company') was originally incorporated on July 19, 1996 in the name and style, Natraj Television Network Limited in Chennai, Tamil Nadu under the provisions of the Companies Act, 1956. The name of the company was later changed to KM Matrimony Limited with effect from March 18, 2004. Subsequently, on January 7, 2005, the company got converted into a private limited company and the name of the company was changed to its present name i.e. KM Matrimony Private Limited.

The Company is principally engaged in the business of matrimonial services through mass media such as internet, print, television and ground events and is also engaged in providing wedding catering services and other related services in India.

The Company also produces two entertainment shows "Kalyanamalai" (Tamil language) and "Vivaha Bhandam" (Telugu language) which are telecasted on television networks.

2. Significant Accounting Policies

a.	Form and Content of the Financial Statements

The Company maintains its books and records in accordance with generally accepted accounting policies in India (“Indian GAAP”). The accompanying financial statements were derived from the Company’s Indian statutory books and records with adjustments made to present them in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements are presented in Indian rupees (Rs.), the national currency of India.

Subsequent events have been evaluated through June 25, 2013, the date these financial statements are available to be issued.

The accompanying financial statements differ from the financial statements issued for statutory purposes in India in that they reflect certain adjustments, not recorded in the Company’s statutory books, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate to: (1) recognition of certain expenses; (2) depreciation of property, plant and equipment; (3) deferred income taxes; (4) accounting of employee benefits.

b.	Convenience translation (unaudited)

Solely for the convenience of the readers, the financial statements as on and for the year ended March 31, 2013 have been translated into United States dollars at the certified foreign exchange rate of US$1 = Rs.54.52, as published by Federal Reserve Board of Governors on March 30, 2013. No representation is made that the Indian rupee amounts have been, could have been or could be converted into United States dollars at such a rate or any other rate.

c.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

d.	Cash and Cash Equivalents

Cash represents cash on hand and in the Company’s bank accounts and interest bearing deposits which can be effectively withdrawn at any time without prior notice or penalties reducing the principal amount of the deposit. Cash equivalents are highly liquid, short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less from their date of purchase.

e.	Loans and Accounts Receivable

Loans and accounts receivable are stated at their principal amounts outstanding net of loan losses and allowances for doubtful debts. The accounts receivable are unsecured and the allowance for doubtful debts are established at amounts considered to be appropriate based primarily upon past credit loss experience with the customers and an evaluation of potential losses on the outstanding receivable balances.

As of March 31, 2013, there are no doubtful debts.

81

f.	Inventories

Inventories are valued at lower of cost and net realizable value. Cost is determined using weighted average method.

g.	Property, Plant and Equipment

Property, plant and equipment are stated at historical cost, net of accumulated depreciation. The cost of maintenance, repairs, and replacement of minor items of property is charged to operating expenses. Renewals and betterments of assets are capitalized.

Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of income. All assets are periodically reviewed for possible impairment losses.

h.	Intangible assets

Intangible assets acquired separately are measured at cost of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and impairment losses, if any.

i.	Depreciation and Amortization

Depreciation with respect to property, plant and equipment and amortization with respect to amortizable intangible assets is computed using the straight line method over the estimated useful lives.

Depreciation and amortization rates are applied to groups of assets with similar economic characteristics, as shown below:

Asset Group	Estimated Useful Life
Property, plant and equipment
Vehicles	11 years
Computers and peripherals	6 years
Furniture and Fixtures	10 years
Office Equipments	7 years
Leasehold improvements	10 years
Intangible Assets
Software	6 years

j.	Income Taxes

Income taxes are provided on taxable profit as determined under the Indian Income-tax Act, 1961. The Company offsets current tax assets and current tax liabilities, where it has legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases, operating loss carry forwards and tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance for a deferred tax asset is recorded when management believes that it is more likely than not that this tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period of change.

The Company accounts for interest and penalties in the statement of income as interest expense and other expenses respectively.

k.	Employee Benefits

Provident fund (Defined Contribution Plan)

In accordance with Indian law, all employees are entitled to receive benefits under the provident fund scheme, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees' basic salary. The Company has no further obligations under the plan beyond its monthly contributions. These contributions are made to fund administered and managed by the Government of India. The monthly contributions are charged to income in the period it is incurred.

82

Employees state insurance fund (Defined Contribution Plan)

In addition to the above benefit, all employees who are drawing gross salary of less than Rs.15,000 per month are entitled to receive benefit under employee state insurance fund scheme. The employer makes contribution to the scheme at a predetermined rate (presently 4.75%) of employee's gross salary to the ESI Corporation. There no further obligations under the scheme beyond its monthly contributions. The monthly contributions are charged to income in the year it is incurred.

Gratuity plan (Defined Benefit Plan)

In addition to the above benefits, the Company provides for a gratuity obligation, a defined benefit retirement plan (the "Gratuity Plan") covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary, and the years of employment with the Company. The Company provides for the Gratuity Plan on the basis of actuarial valuation. This defined benefit plan is unfunded as on the date of these financial statements. Net periodic gratuity cost is recorded in the Statements of Income and includes service cost, interest cost and actuarial gains/losses.

l.	Revenue Recognition

Revenue from services are recognized over the period the service is contracted to be rendered. Advance amounts received from customers against billings for the period of service yet to be rendered on time proportion basis is disclosed as 'unearned revenues'.

Revenue from products are recognized when the significant risks and rewards of ownership have transferred to the buyer.

All revenues are recognized only when collectability of the resulting receivable is reasonably assured, and are reported net of discounts and service taxes.

m.	Revenues and costs - Filmed Entertainment

Television series are initially produced for television networks and may be subsequently licensed for foreign or domestic cable. The Company has not entered into secondary market transactions for the television series it produces. Revenues from distribution or exploitation of the television series in the initial market are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

Film costs include the unamortized cost of completed television episodes and television series in production. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs for a given period is determined using the individual film-forecast-computation method. Under this method, the amortization of capitalized costs is based on the proportion of the film’s actual revenues recognized for such period to the film’s estimated remaining unrecognized ultimate revenues. All exploitation costs of the company are expensed as incurred.

With respect to the "Kalyanamalai" television series, the fair value of the film (after considering estimated future exploitation costs) is less than its unamortized film costs and hence the Company has written off to the income statement the amount by which the unamortized capitalized costs exceed the fair value.

Revenues earned from and costs incurred in production of the television series have been presented under the heads 'matrimonial service income' and 'matrimonial service expense' in the financial statements.

n.	Leasing Agreements

Capital leases, which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the interest charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liabilities. Interest charges are charged directly to the statements of income.

Leases where the lessor retains substantially all the risks and benefits of ownership of the assets are classified as operating leases. Operating lease payments are recognized as an expense in the statements of income on a straight-line basis over the lease term.

o.	Earnings per share

Basic earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of shares outstanding during the period.

Diluted earnings per share are computed on the basis of the weighted average number of common and dilutive common equivalent shares outstanding during the period except where the results will be anti-dilutive.

83

p.	Accounting for Contingencies

Certain conditions may exist as of the date of these financial statements which may further result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Management of the Company makes an assessment of such contingent liabilities which is based on assumptions and is a matter of opinion. In assessing loss contingencies relating to legal or tax proceedings that involve the Company or unasserted claims that may result in such proceedings, the Company, after consultation with legal or tax advisors, evaluates the perceived merits of any legal or tax proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a loss will be incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed. However, in some instances in which disclosure is not otherwise required, the Company may disclose contingent liabilities or other uncertainties of an unusual nature which, in the judgment of management after consultation with its legal or tax counsel, may be of interest to shareholders or others.

3. Cash and cash equivalents

Cash and cash equivalents as at March 31 comprise of the following:

Particulars	As at Mar 31,
	2013	2012
(a) Cash on hand	2,422,765	1,120,441
(b) Balance with banks on current accounts	326,426	34,615
Total	2,749,191	1,155,056

4. Short term investments

Short-term investments as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Fixed Deposits [1]	Nil	7,332,673
Total	Nil	7,332,673

1 These fixed deposits primarily denominated in Indian rupees (Rs.) are for a term of one year and earn interest ranging from 9.00 % to 10.00%. These fixed deposits are held under lien against short term borrowings from bank.

5. Accounts receivable

Accounts receivable as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Customers (Trade )	4,619,862	933,697
Total	4,619,862	933,697

6. Other current assets

Other current assets as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Event Advances	6,590,012	7,108,036
(b) Staff Advances	367,440	261,475
(c) Advance tax (net of provision for income tax)	420,114	191,831
(d) Advances to Related parties (refer note 21)	Nil	2,090,368
(e) Loans and Advances [1]	4,637,175	77,500
(f) Interest Accrued on Fixed Deposits	Nil	137,595
(g) Prepaid Expenses	23,500	5,000
TOTAL	12,038,241	9,871,805

1 Loans and advances includes an amount of Rs. 1.39 Million paid to consultants for raising fresh capital. This amount being in the nature of 'share issue costs' will be adjusted against the additional paid-in capital of the Company during the year ended March 31, 2014 as per the provisions of the Indian Companies Act, 1956. (Also refer Note 23).

84

7. Property, plant and equipment, net

Property, plant and equipment as at March 31 comprises the following:

Particulars		Gross carrying value		Accumulated depreciation		Net carrying value
		2013	2012	2013	2012	2013	2012
(a)	Vehicles	1,955,295	1,449,423	448,302	345,587	1,506,993	1,103,836
(b)	Computers &Peripherals	4,519,742	4,056,767	3,411,382	2,838,255	1,108,360	1,218,512
(c)	Furniture & Fixtures	499,183	485,183	243,212	194,089	255,971	291,094
(d)	Office Equipments	2,546,388	1,818,300	1,092,677	803,776	1,453,711	1,014,524
(e)	Leasehold improvements	3,668,478	3,668,478	1,700,771	1,333,923	1,967,707	2,334,555
Total		13,189,086	11,478,151	6,896,344	5,515,630	6,292,742	5,962,521

Leased Property, plant and equipment, net

The following is the analysis of property, plant and equipment under capital leases as at March 31 included within property, plant and equipment, net

Particulars	As at
	Mar 31, 2013	March 31, 2012
Vehicles	1,955,295	1,449,423
Less: Accumulated Depreciation	(448,302)	(345,587)
Net book value of leased assets	1,506,993	1,103,836

Below is the analysis of the repayment of capital lease obligations as at March 31, 2013

Particulars	As at Mar 31, 2013
2014	451,860
2015	364,900
2016	190,980
Thereafter	63,660
Imputed Interest	(157,726)
Present value of capital lease payments	913,674

The charge to income resulting from depreciation of vehicles is included with depreciation and amortization in statements of income for 2013, 2012 and 2011 amounting to Rs. 200,170, Rs. 137,696 and Rs. 137,696 respectively.

Operating leases

The total amount of operating lease expenses was as follows:

Particulars	2013	2012	2011
Lease Expenses	1,232,500	1,461,530	1,161,100

8. Intangible assets, net

Intangible assets as at March 31 comprise the following:

Particulars		Gross carrying value		Accumulated amortization		Net carrying value
		2013	2012	2013	2012	2013	2012
(a)	Software	1,599,178	1,599,178	1,354,128	1,128,689	245,050	470,489
Total		1,599,178	1,599,178	1,354,128	1,128,689	245,050	470,489

85

The charge to income resulting from amortization of intangible assets is included with depreciation and amortization in statements of income for 2013, 2012 and 2011 amounting to Rs. 225,439, Rs. 266,530 and Rs. 266,530 respectively.

The following represents the estimated aggregate amortization expense for intangible assets subject to amortization as at March 31, 2013:

Particulars	As at Mar 31, 2013
2014	245,050
2015	Nil
Thereafter	Nil
Total Amortization Expenses	245,050

9. Other non-current assets

Other non-current assets as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Rental Advance	747,490	747,490
(b) Deposits	414,908	407,000
(c) Software under application development stage	1,120,000	480,000
Total	2,282,398	1,634,490

10. Accounts payable and accrued liabilities

Accounts payable and accrued liabilities as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Accounts Payable	4,954,655	2,686,926
(b) Salary Payable	1,274,439	708,061
(c) Current portion of provision for gratuity	32,319	24,820
(d) General and administrative expenses payable	3,714,117	2,301,629
Total	9,975,530	5,721,436

11. Income tax and other statutory liabilities

Income tax and other statutory liabilities as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Service Tax	3,863,713	3,046,584
(b) Provident Fund	639,603	83,295
(c) Employees State Insurance	288,882	26,801
(d) Professional Tax	123,874	42,354
(e) Tax deducted at Source	1,494,323	260,501
Total	6,410,395	3,459,535

12. Short term borrowings and long term debt

Short term loans and borrowings as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Bank overdraft[1]	2,274,306	9,136,428
(b) Loans Against Fixed Deposit	Nil	6,631,881
(c) Secured Loans	4,119,180	Nil
(d) Unsecured loans from related parties [2], net of advances (ref Note 21)	18,006,046	Nil
(e) Current portion of long term debt	1,288,289	2,723,258
Total	25,687,821	18,491,567

86

1 The bank overdraft facility is secured by way of hypothecation of trade receivables of the Company and is also guaranteed by the personal guarantees of all the directors of the Company.

2 Unsecured loans from related parties are repayable on demand.

Long-term debt as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Secured Loans [1]	3,352,253	18,020,750
(b) Unsecured Loans [1]	Nil	539,578
(c) Capital Lease obligations [2]	913,674	600,194
	4,265,927	19,160,522
(d) Current portion of long term debt	(1,288,289)	(2,723,258)
Total	2,977,638	16,437,264

1 The interest rates of these long-term loans range from 11.50 % to 12.50%. These loans are repayable in monthly installments ranging from 36 months to 60 months. These loans are secured against the respective assets / by way of assignment of trade receivables of the Company.

2 Assets acquired under capital lease are secured against the respective assets.

The scheduled aggregate maturity of long-term debt outstanding as at March 31, 2013 is as follows:

Particulars	As at Mar 31,
2014	1,288,289
2015	1,189,971
2016	802,903
2017	693,602
2018	291,162
Thereafter	Nil
Total Long Term Debt	4,265,927

13. Other current liabilities

Other current liabilities as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Unearned Revenue (i.e., billings in excess of revenue)	13,684,272	9,123,954
(b) Advance from sponsorship customers	Nil	4,725,000
Total	13,684,272	13,848,954

14. Deferred income taxes

Particulars	As at Mar 31,
	2013	2012
Deferred tax asset arising from tax effect of:
Operating Leases[1]	5,185,640	4,648,807
Deductible temporary differences	173,790	86,162
Minimum alternate tax [2]	1,860,653	1,860,653

Less: Valuation allowance	(7,220,083)	(6,595,622)

Deferred Tax, net	Nil	Nil

Deferred tax liability arising from tax effect of:
Property, plant and equipment (non-current)	1,459,444	933,730

The net change during the financial year 2012 - 13 in valuation allowance: 624,461

87

Income tax expense compared to Statutory expectations

The major items contributing to a reconciliation of expected income tax expense / benefit by applying the statutory income tax rates to the actual income tax expense / benefit is on account of the following:

1 Operating losses carried forward for tax purposes of the Company amounted to Rs. 5,185,640 and Rs. 4,648,807 as at March 31, 2013 and 2012 and are available as an offset against future taxable income of the Company. These operating losses consist of unabsorbed business loss and unabsorbed depreciation. Unabsorbed business loss expire at various dates across 8 years, whereas unabsorbed depreciation has no expiration date as per the provisions of the Indian Income-tax Act, 1961. Realization is dependent on the Company generating sufficient taxable income prior to expiration of losses carried forward, except with respect to unabsorbed depreciation. A valuation allowance is established attributable to loss carry forwards where, based on available evidence, it is more likely than not that it will not be realized.

2 Under the Indian Income-tax Act, 1961, the Company is liable to pay Minimum Alternate Tax (MAT). The excess tax paid as per MAT over and above the regular tax liability can be carried forward for a period of 10 years and can be set off against the future tax liabilities computed under regular tax provisions. However, a valuation allowance is established for such MAT paid by the Company, since based on available evidence, it is more likely than not that it will not be realized.

15. Other non-current liabilities

Other non-current liabilities as at March 31 comprises the following:

Particulars	As at Mar 31,
	2013	2012
(a) Trade deposits	364,900	354,900
(b) Provision for Gratuity	550,989	445,800
Total	915,889	800,700

16. Common Stock

The company has only one class of equity shares having par value of Rs. 10 per share. Each holder of equity shares is entitled to one vote per share. The authorized share capital (number of shares) of the company is 5,000,000 shares as at March 31, 2013 and 3,500,000 shares as at March 31, 2012. The issued, subscribed and paid-up share capital (number of shares) of the company is 3,150,000 shares as at March 31, 2013 and 2012, respectively.

The company declares and pays dividends in Indian rupees. The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing Annual General Meeting.

17. Matrimonial service income

	For the year ended Mar 31,
Particulars	2013	2012	2011
(a) Profile Registration and Event Incomes	42,804,290	45,433,924	35,751,772
(b) Sponsorship Income	9,629,000	6,698,972	8,645,304
(c) Sale of space or time slot–Television Series	5,893,000	5,298,064	4,399,436
(d) Advertisement Incomes	40,500	889,180	1,503,300
(e) Sale of Products (Magazines)	466,783	424,791	696,864
Total	58,833,573	58,744,931	50,996,676

18. Matrimonial Services Expenses

	For the year ended Mar 31,
Particulars	2013	2012	2011
(a) Event Expenses	15,779,911	18,296,362	16,403,043
(b) Production & Telecast expenses – Television Series	10,038,235	9,325,528	10,753,193
(c) Publication expenses	4,753,678	4,307,116	3,887,298
(d) Franchisee Commission	1,659,482	1,612,605	1,480,570
(e) Amortization of Film Costs	42,222	Nil	Nil
Total	32,273,528	33,541,611	32,524,104

88

19. General and Administrative Expenses

	For the year ended Mar 31,
Particulars	2013	2012	2011
(a) Lease Expenses	1,232,500	1,461,530	1,161,100
(b) Repairs & Maintenance	1,319,445	1,373,720	993,164
(c) Insurance	15,963	30,823	58,007
(d) Electricity Charges	574,843	457,156	494,963
(e) Audit Fees	1,000,000	150,000	110,300
(f) Bank Charges	509,389	299,853	319,387
(g) Bad Debts	906,109	2,295,345	970,430
(h) Travelling and Conveyance	1,881,940	2,446,059	743,036
(i) Professional Charges	551,467	352,115	871,133
(j) Printing & Stationery	551,769	720,565	852,398
(k) Telephone, Courier & Postage	1,639,110	1,349,011	1,807,984
(l) Security Charges	163,300	117,000	108,150
(m) Business Promotion Expenses	584,130	629,419	408,840
(n) Others	163,204	154,621	277,538

Total	11,093,169	11,837,217	9,176,430

20. Earnings / (Loss) per Share (EPS)

	For the year ended Mar 31,
Particulars	2013	2012	2011
(a) Net Income / (Loss)	(561,697)	(5,839,533)	(2,791,242)
(b) Weighted average number of equity shares outstanding1	3,150,000	3,150,000	3,150,000

Earnings / (loss) per share - basic and diluted	(0.18)	(1.85)	(0.89)

21. Related Party Disclosures

Names of related party and relationship

(i)	Key Management Personnel ('KMP')
(a)	Mr. V. Venkatesan - Managing Director
(b)	Ms. Meera Nagarajan – Director
(c)	Mr. V Vijaya Bhaskar – Director

(ii)	Relatives of KMP
(a)	Mr. Sridhar Kalyanasundaram

Particulars	KMP		Relative of KMP
Transactions	2013	2012	2013	2012
Advances given for business purposes	4,842,416	5,861,957	Nil	Nil
Settlement of advances given for business purposes	3,627,771	4,507,130	Nil	Nil
Unsecured loans received	11,997,880	Nil	13,477,512	Nil
Repayment of unsecured loans	2,055,714	Nil	2,108,619	Nil

Year end balances
Advances given for business purposes (debit balance)	3,448,213	2,233,568	Nil	Nil
Unsecured loans received (credit balance)	9,942,166	Nil	11,512,093	143,200

22. Employee Benefits

a.	Defined Benefit Plan

The obligation towards gratuity is provided based on acturial valuation carried out as at Balance Sheet date. The following are disclosures relating to the benefit plan:

The liability recognized in the balance sheets as at March 31 is as follows. The obligations are unfunded as on the dates of balance sheets.

89

Particulars	As at Mar 31,
	2013	2012
(a) Gratuity liability recognized in the balance sheet	583,308	470,620

Weighted average assumptions used to determine net gratuity cost and benefit obligations:

For the year ended Mar 31,
Particulars	2013	2012
(a) Discount Rate	8.50% p.a.	8.50% p.a.
(b) Long term rate of compensation increase	10.00% p.a.	10.00% p.a.
(c) Rate of return on plan assets	N.A.,	N.A.,

23. Subsequent events and going concern

The Company has incurred substantial losses and its net worth has been eroded. The Company has drawn up plans for changing its service mix between matrimony and wedding event management services which is expected to improve the profitability of the Company.

Also, the company has drawn up detailed plans for raising further capital. The company entered into a Stock Purchase Agreement with KM Wedding Events Management, Inc., ("Purchaser") on February 14, 2013, for the issue of up to 10,000,000 shares of common stock at a price of Rs. 11 per share (Face value – Rs.10), for an aggregate consideration of up to 2,100,000 USD. With respect to the same, the company has allotted 1,393,127 shares at 11 Rupees per share ($0.201 USD at the time of the sale) to the Purchaser on April 30, 2013 for a consideration of $280,000 USD paid by the Purchaser to the company on April 3, 2013.

Further, the shareholders of the company have also entered into a Stock Purchase Agreement on February 14, 2013, with KM Wedding Events Management Inc., ("Purchaser") to sell their entire holding of 3,150,000 shares to the Purchaser in two tranches. In Tranche A (“Tranche A”), shareholders will sell 1,150,000 shares at a price of Rs. 11 per share. The balance of 2,000,000 shares (“Tranche B”) have to be sold, within 3 years from the date of the above mentioned agreement, at a price equal to the fair market value of the shares on the date of sale. With respect to Tranche A, the Purchaser has purchased 1,120,018 shares in the company on April 26, 2013 from Tranche A for an aggregate of $229,000 USD (Rs. 12,320,200) from two of the shareholders of the company viz. Mr. Venkatesan Vaidhyanathan (562,455 shares for $115,000 USD) and Mrs. Meera Nagarajan (557,564 shares for $114,000 USD). The remaining Tranche A shares and the Tranche B shares have to be sold within 3 years from February 14, 2013.

Considering the above points, the financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

24. Film Costs

The amount of unamortized film costs disclosed in the balance sheet pertains to completed and not released films with respect to the television series. The entire amount of unamortized film costs is expected to be amortized during the twelve-month period ending March 31, 2014.

25. Risk & Uncertainties: Credit Risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The Company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

26. Commitments and Contingencies

Service Tax

Penalties, if any, on account of delay in payment of service tax dues are unascertainable.

27. Previous Year’s Figures

Figures of previous year have been regrouped / rearranged, wherever required to confirm to the current year presentation.

90

KM MATRIMONY PRIVATE LIMITED

Interim Financial Statements

For the period ended December 31, 2013

91

MANOHAR CHOWDHRY & ASSOCIATES

CHARTERED ACCOUNTANTS

27, Subramaniam Street,
Abiramapuram, Chennai 600 018.
India.

Phone : +91-44-4290 3333
Fax : +91-44-4290 3350
web: www.mca.co.in

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors
of KM Matrimony Private Limited

We have reviewed the accompanying interim condensed balance sheet of KM Matrimony Private Limited ("the Company") as of December 31, 2013, and the related interim condensed statements of income, changes in shareholders' equity, and cash flows for the nine-month periods ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of the Company as of March 31, 2013, and the related statements of income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated June 25, 2013, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying interim condensed balance sheet as of December 31, 2013, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Place: Chennai, Tamil Nadu, India
Date: February 10, 2014

MANOHAR CHOWDHRY & ASSOCIATES Chartered Accountants
No 27, Subrama...m St., Abiramapuram, Chennai - 600 018 India.

Chennai ✧ Bangalore ✧ Dubai ✧ Hyderabad ✧ Mumbai
Coimbatore ✧ Gurgaon ✧ Kochi ✧ Madurai ✧ Mangalore ✧ Vizag

92

KM Matrimony Private Limited

Interim Condensed Balance Sheets

(in Indian Rupees Rs. unless otherwise stated)

	Notes	As at Dec 31, 2013	As at March 31, 2013	As at Dec 31, 2013 (US $)
				(unaudited)
ASSETS				Refer note 2(b)
Current assets:
Cash and cash equivalents	3	3,548,477	2,749,191	57,307
Accounts receivable, net	4	4,361,788	4,619,862	70,442
Other current assets	5	16,941,932	12,038,421	273,610
Total current assets		24,852,197	19,407,294	401,359

Non-current assets:
Long Term Investments	6	8,100,000	Nil	130,814
Property, plant and equipment, net	7	7,375,878	6,292,742	119,122
Intangible assets, net	8	119,376	245,050	1,928
Film costs	23	1,760,897	31,575	28,438
Other non-current assets	9	3,227,398	2,282,398	52,122
Total non-current assets		20,583,549	8,851,765	332,424
Total assets		45,435,746	28,259,059	733,783

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	10	9,143,405	9,975,530	147,665
Income tax and other statutory liabilities	11	6,228,537	6,410,395	100,590
Short-term loans & current portion of long term debt	12	18,632,017	7,681,775	300,905
Unsecured loans from related parties	20	15,264,067	18,006,046	246,513
Other current liabilities	13	14,707,954	13,684,272	237,532
Total current liabilities		63,975,980	55,758,018	1,033,205

Non-current liabilities:
Long-term debt	12	319,667	2,977,638	5,163
Deferred tax liabilities		1,459,444	1,459,444	23,570
Other non-current liabilities	14	1,004,183	915,889	16,217
Total non-current liabilities		2,783,294	5,352,971	44,950

Shareholders' equity
Common stock par value Rs. 10 (Shares Outstanding: 4,543,127 and 3,150,000 as at December 31,2013 and March 31,2013, respectively)	15	45,431,270	31,500,000	733,709
Accumulated deficit		(66,754,798)	(64,351,930)	(1,078,081)
Total shareholders' equity		(21,323,528)	(32,851,930)	(344,372)
Total liabilities and shareholders' equity		45,435,746	28,259,059	733,783

The accompanying notes are an integral part to these interim condensed financial statements.

93

KM Matrimony Private Limited

Interim Condensed Statements of Income (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	Notes	For the Nine months ended Dec 31,
		2013	2012	2013 (US $)
				Refer note 2(b)
Revenues
Matrimonial service income	16	44,115,197	43,402,805	712,455
Wedding catering service income		13,103,164	14,622,691	211,614
Total		57,218,361	58,025,496	924,069

Costs and expenses
Matrimonial service expenses	17	19,975,375	2,25,89,631	3,22,600
Wedding catering service expenses		10,992,577	10,721,233	177,529
Personnel costs		14,663,370	12,383,829	236,812
General and administrative expenses	18	1,10,90,270	89,93,133	1,79,106
Depreciation and amortization		1,581,905	1,312,588	25,548
Total		58,303,497	56,000,414	941,595

Operating income / (loss)		(1,085,136)	2,025,082	(17,526)

Other income / (expenses)
Interest income		555,143	Nil	8,969
Loss on sale of property plant & equipment		Nil	(15,877)	Nil
Finance charges		(1,754,074)	(1,169,169)	(28,328)
Total other income / (expenses), net		(1,198,931)	(1,185,046)	(19,363)

Income / (loss) before income tax expense		(2,284,067)	840,036	(36,889)

Income taxes
Current tax		Nil	(160,069)	Nil
Prior period taxes		(118,801)	Nil	(1,919)
Deferred tax (expense) / benefit		Nil	(571,964)	Nil

Net income / (loss)		(2,402,868)	(108,003)	(38,808)

Earnings / (loss) per share - basic and diluted		(0.55)	0.03	(0.009)

The accompanying notes are an integral part to these interim condensed financial statements.

94

KM Matrimony Private Limited

Interim Condensed Statements of Changes in Shareholders' Equity

(in Indian Rupees Rs. unless otherwise stated)

	Number of shares	Common stock	Additional paid - in capital	Accumulated deficit	Total shareholders' equity
Balance as at March 31, 2012	3,150,000	31,500,000	Nil	(63,790,233)	(32,290,233)
Net income / (loss) for the period (unaudited)	Nil	Nil	Nil	108,003	108,003
Balance as at December 31, 2012 (unaudited)	3,150,000	31,500,000	Nil	(63,682,230)	(32,182,230)
Balance as at March 31, 2013	3,150,000	31,500,000	Nil	(64,351,930)	(32,851,930)
Net income / (loss) for the period (unaudited)	Nil	Nil	Nil	(2,402,868)	(2,402,868)
Fresh issue of equity shares	1,393,127	13,931,270	1,393,127	Nil	15,324,397
Less: application of additional paid-in capital [1]	Nil	Nil	(1,393,127)	Nil	(1,393,127)
Balance as at December 31, 2013 (unaudited)	4,543,127	45,431,270	Nil	(66,754,798)	(21,323,528)
Balance as at Dec 31, 2013(in US $) (unaudited) Refer note 2(b)	4,543,127	733,709	Nil	(1,078,081)	(344,372)

1 On April 30, 2013, the company has allotted 13,93,127 fresh equity shares (par value of Rs. 10 per share) to KM Wedding Events Management Inc. at a premium of Rs. 1 per share, amounting to Rs. 1,393,127. 'Share issue costs' to the tune of Rs. 1,393,127 are adjusted against such additional paid-in capital as per the provisions of section 78 of the Indian Companies Act, 1956. Consequently, the additional paid-in capital is nil as at December 31, 2013.

The accompanying notes are an integral part to these interim condensed financial statements.

95

KM Matrimony Private Limited

Interim Condensed Statements of Cash Flows (unaudited)

(in Indian Rupees Rs. unless otherwise stated)

	For the nine months ended December 31,
	2013	2012	2013 (US $)
			Refer note 2(b)
Cash flows from operating activities
Net income / (loss)	(2,402,868)	108,003	(38,808)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,581,905	1,312,588	25,548
Deferred tax expense / (benefit)	Nil	571,964	Nil
Loss on disposal of property, plant and equipment	Nil	15,877	Nil
Amortization of film costs	31,575	42,222	510
Bad debts	2,237,217	860,752	36,131

Changes in operating assets and liabilities
(Increase) /Decrease in short term investments	(1,979,143)	(4,017,640)	(31,963)
(Increase) in other current assets	(6,296,818)	(5,815,478)	(101,693)
(Increase) in film costs	(1,760,897)	(80,000)	(28,438)
(Increase) in other non-current assets	(945,000)	(367,908)	(15,262)
Decrease in advance to related parties	Nil	2,090,368	Nil
Increase / (decrease) in unsecured loans from related parties	(2,741,979)	Nil	(44,283)
Increase / (decrease) in accounts payable	(832,125)	1,971,915	(13,439)
Increase / (decrease) in income tax and other statutory liabilities	(181,858)	2,934,156	(2,937)
Increase / (decrease) in other current liabilities	1,023,682	(2,673,915)	16,532
Increase in other non-current liabilities	88,294	119,210	1,426
Net cash provided by / (used in) operating activities	(12,178,015)	(2,927,886)	(196,676)

Cash flows from investing activities
Proceeds from maturity of short- term investments	Nil	7,332,673	Nil
Investments in Long Term Investments	(8,100,000)	Nil	(130,814)
Additions to property, plant and equipment	(2,460,092)	(1,721,951)	(39,728)
Proceeds from disposal of property, plant and equipment	Nil	200,000	Nil
Additions to intangible assets	(79,275)	Nil	(1,280)
Net cash issued in investing activities	(10,639,367)	(5,810,722)	(171,822)

Cash flows from financing activities
Proceeds from / (repayment of) short term debts	10,950,242	10,823,973	176,845
Proceeds from / (repayment of) long term debts	(2,657,971)	(13,019,406)	(42,926)
Proceeds from issue of shares	15,324,397	Nil	247,487
Net cash provided by / (used in) financing activities	23,616,668	(2,195,433)	381,406

Net increase in cash and cash equivalents	799,286	687,403	12,908
Cash and cash equivalents, beginning of period	2,749,191	1,155,056	44,399
Cash and cash equivalents, end of period	3,548,477	1,842,459	57,307

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest paid	1,754,074	1,169,169	28,328
Income taxes paid	69,146	69,434	1,117

The accompanying notes are an integral part to these interim condensed financial statements.

96

KM Matrimony Private Limited

Notes to interim condensed financial statements

(in Indian Rupees Rs. unless otherwise stated)

1. General

KM Matrimony Private Limited ('the Company') was originally incorporated on July 19, 1996 in the name and style, Natraj Television Network Limited in Chennai, Tamil Nadu under the provisions of the Companies Act, 1956. The name of the company was later changed to KM Matrimony Limited with effect from March 18, 2004. Subsequently, on January 7, 2005, the company got converted into a private limited company and the name of the company was changed to its present name i.e. KM Matrimony Private Limited.

The company is principally engaged in the business of matrimonial services through mass media such as internet, print, television and ground events and is also engaged in providing wedding catering services and other related services in India.

The company also produces two entertainment shows "Kalyanamalai" (Tamil language) and "Vivaha Bhandam" (Telugu language) which are telecasted on television networks.

2. Significant Accounting Policies

a.	Form and Content of the Financial Statements
The company maintains its books and records in accordance with generally accepted accounting policies in India (“Indian GAAP”). The accompanying financial statements were derived from the company’s Indian statutory books and records with adjustments made to present them in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements are presented in Indian rupees (Rs.), the national currency of India.
The interim condensed financial statements included herein are unaudited and have been prepared in accordance with US GAAP for interim financial reporting (primarily with topic 270, Interim Reporting, of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC"), and do not include all disclosures required by US GAAP. The company omitted disclosures which would substantially duplicate the information contained in its 2013 audited financial statements, such as accounting policies. Additionally, the company has provided disclosures where significant events have occurred subsequent to the issuance of its 2013 audited financial statements. Management believes that the disclosures are adequate to make the information presented not misleading if these interim condensed financial statements are read in conjunction with the company’s 2013 audited financial statements and the notes related thereto. In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature necessary to present fairly the company’s financial position, results of operations and cash flows for the interim reporting periods.
The results of operations for nine months ended December 31, 2013 may not be indicative of the results of operations for the full year ending March 31, 2014. Subsequent events have been evaluated through February 10, 2014, the date these financial statements are available to be issued.
The accompanying interim condensed financial statements differ from the company's statutory books with respect to certain adjustments not recorded in the company’s statutory books, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate to: (1) depreciation of property, plant and equipment; (2) amortization of intangible assets; (3) recognition and amortization of film cost; (4) deferred income taxes; (5) accounting of employee benefits and (6) recognition of certain expenses.

b.	Convenience translation (unaudited)

Solely for the convenience of the readers, the financial statements as on and for the nine months ended December 31, 2013 have been translated into United States dollars at the foreign exchange rate of USD $1 = Rs. 61.92, as published by Federal Reserve Board of Governors on January 6, 2014. No representation is made that the Indian rupee (Rs.) amounts have been, could have been or could be converted into United States dollars at such a rate or any other rate.

c.	Management Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the amounts of revenues and expenses recognized during the period. Management believes it has a reasonable and appropriate basis for its judgment pertaining to its estimates and assumptions. However, actual results could differ from those estimates.

d.	Income taxes

The company follows the provisions of FASB ASC 740-270, Income Taxes (Interim Reporting), to arrive at the effective tax rate. The effective tax rate is the best estimate of the expected annual tax rate to be applied to the taxable income for the current reporting period. Deferred tax assets and liabilities are recognized at the normal tax rates of 30.9% (including education cess @ 3%).

e.	Foreign Currency Transactions.

Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Gains or losses resulting from foreign currency transactions are included in the statements of income.

f.	Revenues and Costs – Filmed Entertainment

Television series are initially produced for television networks and may be subsequently licensed for foreign or domestic cable. The Company has entered into secondary market transactions for the television series it produces. Revenues from distribution or exploitation of the television series are recognized as revenues when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) arrangement fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured.

Film costs include the unamortized cost of completed television episodes and television series in production. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs for a given period is determined using the individual film-forecast-computation method. Under this method, the amortization of capitalized costs is based on the proportion of the film’s actual revenues recognized for such period to the film’s estimated remaining unrecognized ultimate revenues. All exploitation costs of the company are expensed as incurred.

With respect to the "Kalyanamalai" television series, the fair value of the film (after considering estimated future exploitation costs) is less than its unamortized film costs and hence the Company has written off to the income statement the amount by which the unamortized capitalized costs exceed the fair value.

Revenues earned from and costs incurred in production of the television series have been presented under the heads 'matrimonial service income' and 'matrimonial service expense' in the financial statements.

3. Cash and cash equivalents

Cash and cash equivalents comprise of the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Cash on hand	3,534,621	2,422,765
(b) Balance with banks on current accounts	13,856	326,426
Total	3,548,477	2,749,191

4. Accounts receivable

Accounts receivable comprises the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	March 31, 2013
(a) Customers (Trade)	3,789,028	4,619,862
(b) Affiliated Entity – Parent Company	572,760	Nil
Total	4,361,788	4,619,862

5. Other current assets

Other current assets comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Event Advances	7,932,133	6,590,012
(b) Staff Advances	730,910	367,440
(c) Advance tax (net of provision for income tax)	563,285	420,114
(d) Loans and Advances [1]	6,793,950	4,637,175
(e) Interest Accrued on Fixed Deposits	518,746	Nil
(f) Prepaid Expenses	402,908	23,500
Total	16,941,932	12,038,241

1 Loans and advances as at March 31, 2013 includes an amount of Rs. 1,387,175 paid to consultants for raising fresh capital. This amount being in the nature of 'share issue costs' is adjusted against the additional paid-in capital of the company as per the provisions of section 78 of the Indian Companies Act, 1956.

6. Long Term Investments

Long-term investments comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	March 31, 2013
(a) Bank deposits [1]	8,100,000	Nil

Total	8,100,000	Nil
[1] These Bank deposits are for a term of 555 days and earn interest at the rate of 9.10%. These bank deposits are held under lien against short term borrowings from bank.

7. Property, plant and equipment, net

Property, plant and equipment comprise the following:

Particulars	Gross carrying value		Accumulated depreciation		Net carrying value
	Dec 31 (unaudited)	Mar 31,2013	Dec31 (unaudited)	Mar 31,2013	Dec 31 (unaudited)	Mar 31,2013
(a) Vehicles	1,955,295	1,955,295	587,235	448,302	1,368,060	1,506,993
(b) Computers &Peripherals	4,519,742	4,519,742	3,974,802	3,411,382	544,940	1,108,360
(c) Furniture & Fixtures	1,100,253	499,183	299,636	243,212	800,617	255,971
(d) Office Equipments	3,468,165	2,546,388	1,408,133	1,092,677	2,060,032	1,453,711
(e) Leasehold improvements	4,605,723	3,668,478	2,003,494	1,700,771	2,602,032	1,967,707
Total	15,649,178	13,189,086	8,273,300	6,896,344	7,375,878	6,292,742

Leased Property, plant and equipment, net

The following is the analysis of property, plant and equipment under capital leases included within property, plant and equipment, net

Particulars	As at
	Dec 31, 2013 (unaudited)	March 31, 2013
Vehicles	1,955,295	1,955,295
Less: Accumulated Depreciation	(587,235)	(448,302)
Net book value of leased assets	1,368,060	1,506,993

Operating leases

The total amount of operating lease expenses was as follows: (For nine months ended December 31)

Particulars	2013 (unaudited)	2012 (unaudited)
Lease Expenses	1,363,967	1,113,000

8. Intangible assets, net

Intangible assets comprise the following:

Particulars	Gross carrying value		Accumulated amortization		Net carrying value
	Dec 31, 2013 (unaudited)	Mar 31, 2013	Dec 31, 2013 (unaudited)	Mar 31, 2013	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Software	1,678,453	1,599,178	1,559,077	1,354,128	119,376	245,050
Total	1,678,453	1,599,178	1,559,077	1,354,128	119,376	245,050

9. Other non-current assets

Other non-current assets comprise the following:

Particulars	As at
	Dec 31,2013 (unaudited)	Mar 31, 2013
(a) Rental Advance	1,267,490	747,490
(b) Deposits	414,908	414,908
(c) Software under application development stage	1,525,000	1,120,000
Total	3,227,398	2,282,398

10. Accounts payable and accrued liabilities

Accounts payable and accrued liabilities shall comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Accounts Payable	4,529,687	4,954,655
(b) Salary Payable	1,389,131	1,274,439
(c) Current portion of provision for gratuity	36,992	32,319
(d) General and administrative expenses payable	3,187,595	3,714,117
Total	9,143,405	9,975,530

11. Income tax and other statutory liabilities

Income tax and other statutory liabilities shall comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Service Tax	3,899,656	3,863,713
(b) Provident Fund	1,053,709	639,603
(c) Employees State Insurance	119,574	288,882
(d) Professional Tax	191,128	123,874
(e) Tax deducted at Source	964,470	1,494,323
Total	6,228,537	6,410,395

12. Short term borrowings and long term debt

Short term loans and borrowings shall comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Bank overdraft[1]	10,496,378	2,274,306
(b) Loans Against Fixed Deposit	7,564,077	Nil
(c) Secured Loans	Nil	4,119,180
(d) Current portion of long term debt	571,562	1,288,289
Total	18,632,017	7,681,775

1 The bank overdraft facility as at December 31, 2013 is secured by way of hypothecation of trade receivables, current assets and fixed assets of the company except vehicles financed by other banks / financial institutions.

Long-term debt shall comprise the following:

Particulars	As at
	Dec 31,2013 (unaudited)	Mar 31, 2013
(a) Secured Loans [1]	244,974	3,352,253
(b) Capital Lease obligations [1]	646,255	913,674
	891,229	4,265,927
(c) Current portion of long term debt	(571,562)	(1,288,289)
Total	319,667	2,977,638
[1] The interest rates of the long-term loans as at December 31, 2013 range from 11.50 % to 12.50%. These loans are repayable in monthly intallments ranging from 36 months to 60 months. These loans are secured against the respective assets.

The scheduled aggregate maturity of long-term debt outstanding as at December 31, 2013 is as follows:

Particulars	As at Dec 31, 2013 (unaudited)
2014	145,701
2015	512,191
2016	171,319
2017	62,018
Thereafter	Nil
Total Long Term Debt	891,229

13. Other current liabilities

Other current liabilities shall comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Unearned Revenue (i.e., billings in excess of revenue)	14,707,954	13,684,272
Total	14,707,954	13,684,272

14. Other non-current liabilities

Other non-current liabilities shall comprise the following:

Particulars	As at
	Dec 31, 2013 (unaudited)	Mar 31, 2013
(a) Trade deposits	364,900	364,900
(b) Provision for Gratuity	639,283	550,989
Total	1,004,183	915,889

15. Common Stock

The company has only one class of equity shares having par value of Rs. 10 per share. Each holder of equity shares is entitled to one vote per share. The authorized share capital (number of shares) of the company is 5,000,000 shares as at December 31, 2013 and March 31, 2013.

The issued, subscribed and paid-up share capital (number of shares) of the company is 4,543,127 shares as at December 31, 2013 and 3,150,000 shares as at March 31, 2013.

The company entered into a Stock Purchase Agreement with KM Wedding Events Management, Inc., ("Purchaser") on February 14, 2013, for the issue of up to 10,000,000 shares of common stock at a price of Rs. 11 per share (Face value – Rs.10), for an aggregate consideration of up to 2,100,000 USD. With respect to the same, the company has allotted 1,393,127 shares at 11 Rupees per share ($0.201 USD at the time of the sale) to the Purchaser on April 30, 2013 for a consideration of USD 280,000 paid by the Purchaser to the company on April 3, 2013.

Further, the shareholders of the company have also entered into a Stock Purchase Agreement on February 14, 2013, with KM Wedding Events Management Inc., to sell their entire holding of 3,150,000 shares in two tranches. In Tranche A (“Tranche A”), shareholders will sell 1,150,000 shares at a price of Rs.11 per share. The remaining Tranche A shares and the balance of 2,000,000 shares (“Tranche B”) have to be sold within 3 years from the date of the above mentioned agreement. The Tranche B shares shall be sold at a price equal to the fair market value of the shares on the date of sale. With respect to Tranche A, on April 3, 2013 two shareholders sold 1,120,018 shares for a consideration of USD 229,000 (Rs.12,320,200): Mr. Venkatesan Vaidhyanathan (562,455 shares for $115,000 USD) and Mrs. Meera Nagarajan (557,564 shares for $114,000 USD).

Consequent to the above mentioned transactions, KM Wedding Events Management Inc. holds 55.32% of shares of the company as at December 31, 2013.

The company declares and pays dividends in Indian rupees (Rs.). The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing annual general meeting.

16. Matrimonial service income

	For Nine months ended December 31
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Profile Registration and Event Incomes	33,283,179	31,860,690
(b) Sponsorship and Advertisement Income	6,208,914	6,666,500
(c) Sale of space or time slot–Television Series	3,669,000	4,460,000
(d) Sale of television rights	562,604	Nil
(e) Sale of Products(magazine)	391,500	391,615
Total	44,115,197	43,402,805

17. Matrimonial Services Expenses

	For Nine months ended December 31
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Event Expenses	5,677,599	10,916,883
(b) Production & Telecast expenses – Television Series	9,291,875	6,830,352
(c) Publication expenses	3,960,695	3,479,469
(d) ARC Commission	1,013,631	1,320,705
(e) Amortization of Film Costs	31,575	42,222
Total	19,975,375	22,589,631

18. General and Administrative Expenses

	For the Nine months ended Dec 31
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Lease Expenses	1,363,967	1,113,000
(b) Repairs & Maintenance	1,057,813	928,767
(c) Insurance	49,088	14,553
(d) Electricity Charges	457,938	470,654
(e) Audit Fees	412,500	762,500
(f) Bank Charges	469,034	300,125
(g) Bad Debts	2,237,217	860,752
(h) Travelling and Conveyance	812,276	1,703,718
(i) Professional Charges	1,359,789	427,567
(j) Printing & Stationery	432,419	475,985
(k) Telephone, Courier & Postage	1,240,740	1,259,421
(l) Security Charges	118,800	104,500
(m) Business Promotion Expenses	760,537	415,736
(n) Others	318,152	155,854

Total	11,090,270	8,993,132

19. Earnings / (Loss) per Share (EPS)

	For the Nine months ended Dec 31,
Particulars	2013 (unaudited)	2012 (unaudited)
(a) Net Income / (Loss)	(2,402,868)	108,003
(b) Weighted average number of equity shares outstanding [1]	4,391,150	3,150,000

Earnings / (loss) per share - basic and diluted	(0.55)	0.03

1 Refer Note No. 15, 'common stock' with respect to fresh issue of equity shares.

20. Related Party Disclosures

Names of related party and relationship

(i)	Key Management Personnel ('KMP')

a.	Mr.T.V.Mohan – Managing Director (Formerly Known as Mr.V.Venkatesan)
b.	Ms. Meera Nagarajan – Director
c.	Mr.V Vijaya Bhaskar – Director

(ii)	Relatives of KMP

(a)	Mr. Sridhar Kalyanasundaram

(iii)	Affiliated Entity – Parent Company

a.	K M Wedding Events Management Inc

Particulars	KMP and Relative of KMP		Affliated Entity – Parent Company
Transactionsduring the nine months period ending December 31	2013 (unaudited)	2012 (unaudited)	2013 (unaudited)	2012 (unaudited)
Advances given for business purposes	9,365,470	3,865,660	Nil	Nil
Settlement of advances given for business purposes	4,988,491	3,993,478	Nil	Nil
Unsecured loans received	3,886,000	25,675,392	Nil	Nil
Repayment of unsecured loans	2,251,000	3,166,616	Nil	Nil
Sale of Television rights	Nil	Nil	562,604
Closing balances
Advances given for business purposes (debit balance)	7,825,192	2,105,750	Nil	Nil
Unsecured loans received (credit balance) [1]	23,089,259	22,651,976	Nil	Nil
Trade Receivable	Nil	Nil	572,760	Nil

1 Unsecured loans from related parties are repayable on demand.

21. Employee Benefits

a.	Defined Benefit Plan

The liability recognized in the balance sheets are as follows. The obligations are unfunded as on the dates of balance sheets.

Particulars	As at
	Dec 31,2013 (unaudited)	Mar 31,2013
(a) Gratuity liability recognized in the balance sheet	676,275	583,308

Weighted average assumptions used to determine net gratuity cost and benefit obligations:

For the Nine months ended, December 31
Particulars	Dec 31,2013 (unaudited)	Mar 31, 2013
(a) Discount Rate	8.50% p.a.	8.50% p.a.
(b) Long term rate of compensation increase	10.00% p.a.	10.00% p.a.
(c) Rate of return on plan assets	N.A.,	N.A.,

22 . Going concern

The company has incurred substantial losses and its net worth has been eroded. The company has drawn up plans for changing its service mix between matrimony and wedding event management services which is expected to improve the profitability of the company.

Also, the company has drawn up detailed plans for raising further capital. The company has entered into an agreement with KM Wedding Events Management, Inc., ("Purchaser") on February 14, 2013, for issue of up to 10,000,000 shares of common stock at a price of Rs. 11 per share (Face value - Rs. 10), for an aggregate consideration of up to 2,100,000 USD. With respect to the same, the company has allotted 1,393,127 shares to the purchaser on April 30, 2013 for a consideration of USD 280,000 (Rs. 15,323,613) paid by the purchaser to the company on April 3, 2013.

Also refer Note No. 15, 'common stock'.

Considering the above points, the financial statements have been prepared on the basis that the company is a going concern & thereby no adjustments are required to be made to the carrying amount of assets and liabilities.

23. Film Costs

The entire amount of unamortized film costs as at December 31, 2013 shall be amortized during the next twelve months.

24. Risk &Uncertainties:

Credit Risk

Credit risk arises from the possibility that customers may not be able to settle their obligations as agreed. Accounts receivable balances are typically unsecured and are derived from revenues earned from customers. The company’s management reviews ageing analysis of outstanding accounts receivables and follows up on past due balances. There is no significant concentration of credit risk.

25. Commitments and Contingencies

Statutory dues

Penalties, if any, on account of delay in payment of statutory dues are unascertainable.

104

PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

10,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________, 2014, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FEBRUARY 21, 2014

105

[RESALE PROSPECTUS ALTERNATIVE PAGE]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

7,912,660 SHARES OF COMMON STOCK

The Selling Shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 7,912,660 shares of our common stock can be sold by selling security holders at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The Selling Shareholders and any broker or dealer participating in the sale of shares on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  You should consider carefully the risks that we have described in the section entitled RISK FACTORS” BEGINNING ON PAGE 10 OF THIS PROSPECTUS before deciding whether to invest in our common stock.

This Prospectus covers the Resale Offering by the Selling Shareholders of 7,912,660 shares of Common Stock. The Company is concurrently conducting a primary offering for 10,000,000 shares, which is covered in a separate Public Offering Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THIS PROSPECTUS BEFORE BUYING ANY SHARES OF KM WEDDING EVENTS MANAGEMENT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

106

[RESALE PROSPECTUS ALTERNATIVE PAGE]

TABLE OF CONTENTS

Page
Prospectus Summary	6
The Offering	110
Risk Factors	10
Determination of Offering Price	17
Use of Proceeds	111
Selling Security Holders	112
Plan of Distribution	115
Description of Property	21
Description of Securities	21
Description of Business	23
Management’s Discussion and Analysis	31
Directors, Executive Officers, Promoters and Control Persons	35
Executive Compensation	37
Security Ownership of Certain Beneficial Owners and Management	38
Certain Relationships and Related Transactions	38
Legal Matters	39
Experts	39
Commission Position of Indemnification for Securities Act Liabilities	39
Where you can find more Information	40
Index to Financial Statements	41

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

107

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 7,912,660 shares of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	41,646,160 shares of Common Stock issued and outstanding as of February 21, 2014.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the Selling Shareholders.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.
108

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of ordinary shares offered by them under this Prospectus.

109

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 7,912,660 shares of our common stock held by 115 shareholders of our common stock, which were issued: (i) pursuant to Section 4(2) of the Securities Act of 1933 in which we issued 6,000,000 shares of common stock on December 17, 2012 to an accredited investor for services, these transaction were exempt from registration as they were transactions by an issuer not involving a public offering, no underwriters we used and no commissions were paid; (ii) pursuant to a Regulation S offering that we completed on January 14, 2013 in which we sold 4,596,160 shares of common stock to 78 investors; and (iii) pursuant to a Regulation S offering that we completed on May 20, 2013 in which we sold 4,050,000 shares of common stock to 50 investors.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 21, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Before the Offering		After the Offering
Name of Selling Shareholders (1)	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (2)	Number of Shares to be Offered for the Account of the Selling Shareholders (3)	Number of Shares to be Owned after this Offering (4)	Percentage to be Beneficially Owned after this Offering (4) (5)
T. Shanthi Priya	20,000	20,000	0	0%
S. Bharath	20,000	20,000	0	0%
Srinivasan Kannan	60,000	60,000	0	0%
Prashant Kothari	20,000	20,000	0	0%
Thandava Krishna Murthy	20,000	20,000	0	0%
Veerappan Nagappan	645,000	494,250	150,750	0.36%
Rama Subramani Lakshmi	20,000	20,000	0	0%
Rama Subramani Radha	20,000	20,000	0	0%
Rama Subramani Ramani	20,000	20,000	0	0%
Lata Awtaney	20,000	20,000	0	0%
Ajay Awtaney	20,000	20,000	0	0%
Harish Awtaney	20,000	20,000	0	0%
Yussuf Sajjadhusein	20,000	20,000	0	0%
Lakshmi Narayanan Sankara Krishnan	20,000	20,000	0	0%
Venkatasubramanyam Chandra Sekhar	20,000	20,000	0	0%
Duraisamy Ravichandran	20,000	20,000	0	0%
Kandasamy Balakumar	20,000	20,000	0	0%
Krishnan Narayana	20,000	20,000	0	0%
Pugalenthi Rajendiran	20,000	20,000	0	0%
Mothukuri Saikumar	20,000	20,000	0	0%
Falguni N Shah	20,000	20,000	0	0%
Ramesh Iyer	20,000	20,000	0	0%
Sharanya Viswanathan Iyer	20,000	20,000	0	0%
Madhuri M Shastri	45,000	28,250	16,750	0.04%
Haja Sowkathali Abdul Rajack	20,000	20,000	0	0%
Aniket Dogra	20,000	20,000	0	0%
Divya Chhawchharia	20,000	20,000	0	0%
Lalitha Vaidyananthan	70,000	36,500	33,500	0.08%
A. Niranjani	20,000	20,000	0	0%
A. Poornachandran	20,000	20,000	0	0%
Arunkumar Shivaraman	20,000	20,000	0	0%
Chandra Ramani	20,000	20,000	0	0%
Harsh Shah	20,000	20,000	0	0%
Hirek Dinesh Karaniya	20,000	20,000	0	0%
Kumarpal S Shah	20,000	20,000	0	0%
L. Nalina	20,000	20,000	0	0%
Lakshmikumaran Suresh	20,000	20,000	0	0%
Meyyammai Veerapan Chettiar	645,000	494,250	150,750	0.36%
N. Nagappan	20,000	20,000	0	0%

110
Nakul Chhawchharia	20,000	20,000	0	0%
V. Narayanan Iyer	475,000	424,750	50,250	0.12%
Narayanan Sriram	420,000	420,000	0	0%
Nikesh K Shah	170,000	69,500	100,500	0.24%
Pachamuthu Senthilkumar	20,000	20,000	0	0%
Pahlachander Sivaramakrishnan	20,000	20,000	0	0%
Mustansir Mannan Safri	20,000	20,000	0	0%
R. Parthasarathy	400,000	400,000	0	0%
Rajeshwari Viswanathan Iyer	20,000	20,000	0	0%
Reena Kaushik	20,000	20,000	0	0%
Sanjeevi Iyyamperumal	20,000	20,000	0	0%
Shaikh Feroz Abdul Karim	20,000	20,000	0	0%
Shailesh Varudkar	45,000	28,250	16,750	0.04%
Sheela Ramesh	20,000	20,000	0	0%
Sivaramakrishnan Krishnamurthy	20,000	20,000	0	0%
Sriram Iyer	275,000	157,750	117,250	0.28%
Stephen Socorro D’Costa	20,000	20,000	0	0%
V. Mythily	20,000	20,000	0	0%
Veeraraghavan Lakshmikumaran	20,000	20,000	0	0%
Vijay Shah	20,000	20,000	0	0%
Jugalkishor Mundra	120,000	53,000	67,000	0.16%
Harishankar Chaitanya	175,000	57,750	117,250	0.28%
R Ramesh	50,000	16,500	33,500	0.08%
Vanaja Ramalingam	50,000	16,500	33,500	0.08%
Kallal Choudhury	25,000	8,250	16,750	0.04%
B. R. Venugopal	25,000	8,250	16,750	0.04%
Arvind Vishwanat	25,000	8,250	16,750	0.04%
Sachin Srinivas Bhattad	25,000	8,250	16,750	0.04%
Srinivasarangan Sundarrajan	50,000	16,500	33,500	0.08%
Sethuraman Venkataraman	25,000	8,250	16,750	0.04%
Sundrarajan Srinivasan	225,000	74,250	150,750	0.36%
Sujatha Srinivasan	100,000	33,000	67,000	0.16%
Sathayasai Ramachandran	25,000	8,250	16,750	0.04%
Simi Chadha	25,000	8,250	16,750	0.04%
Rajkumar	25,000	8,250	16,750	0.04%
Anand P Joshi	25,000	8,250	16,750	0.04%
Mahesh Manohar Pathak	25,000	8,250	16,750	0.04%
Sunil Bhatia	25,000	8,250	16,750	0.04%
Dhiral Pravin Chandaria	25,000	8,250	16,750	0.04%
Rishma Shetty	25,000	8,250	16,750	0.04%
Amber Singhania	25,000	8,250	16,750	0.04%
Haridas M Nayak	25,000	8,250	16,750	0.04%
Shankar K	25,000	8,250	16,750	0.04%
Chandrakanta Bhutada	25,000	8,250	16,750	0.04%
Joseph Serrao	25,000	8,250	16,750	0.04%
N L Dharmasamvardhani	25,000	8,250	16,750	0.04%
Davinder Pal Singh	50,000	16,500	33,500	0.08%
Daniel Mathews	50,000	16,500	33,500	0.08%
Vignesh Nayak	50,000	16,500	33,500	0.08%
Rajiv Bhambani	50,000	16,500	33,500	0.08%
Divya Pawan Chandak	50,000	16,500	33,500	0.08%
Sanjay Jain	50,000	16,500	33,500	0.08%
Deepa Vishwanathan	50,000	16,500	33,500	0.08%
Jaishankar Srinivasan	100,000	33,000	67,000	0.16%
Mouseback Limited	125,000	41,250	83,750	0.20%
Manoj Ram awtar Yadav	125,000	41,250	83,750	0.20%
Alagappan Muthuraman	125,000	41,250	83,750	0.20%
Kathiresan Annamalai	125,000	41,250	83,750	0.20%
V. Subramanian	70,000	36,500	33,500	0.08%
Mahesh V Chandak (HUF)	75,000	24,750	50,250	0.12%
Prashant Devendra Chonkar	250,000	82,500	167,500	0.40%
Venkat Krishnan	250,000	82,500	167,500	0.40%
Tan Si-Ruo	300,000	99,000	201,000	0.48%
C. Arumugam	36,160	36,160	0	0%
Maithili Vishwanathan	20,000	20,000	0	0%
Sangita Rajeev Mundra	20,000	20,000	0	0%
Seema Narayan	20,000	20,000	0	0%
Shanta Narayan	20,000	20,000	0	0%

111
Sudha Karthik Ramakrishnan	40,000	40,000	0	0%
Gowrisankaran Ramya	40,000	40,000	0	0%
Sunil Kumar Sharma	20,000	20,000	0	0%
Rita Shan	20,000	20,000	0	0%
Shweta Shenoy	20,000	20,000	0	0%
Gomathi Sundar	20,000	20,000	0	0%
N Sundar	20,000	20,000	0	0%
Rajagaopal Govindasamy	1,000,000	1,000,000	0	0%
Unifina Capital Partners	6,000,000	1,980,000	4,020,000	9.65%

1.	None of the Selling Shareholders are Broker/Dealers, or affiliates with or controlled by any Broker/Dealer.
2.	Includes shares of Common Stock for which the Selling Shareholders has the right to acquire beneficial ownership within 60 days.
3.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this Registration Statement. Security holders are not required to sell their shares.
4.	Assumes that all shares of Common Stock registered for resale by this Prospectus have been sold.
5.	Based on 41,646,160 shares of Common stock issued and outstanding as of February 21, 2014.
6.	Mr. Suresh Venkatachari controls Unifina Capital Partners, additionally he was the former sole officer and director of the Company. He resigned from all positions with the Company as of June 24, 2013.

112

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.30 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.30 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

• ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $85,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

In connection with the sale of shares, the Selling Shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

There is no assurance that the Selling Shareholders will sell any or all of the shares offered by them hereby.

113

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

KM WEDDING EVENTS MANAGEMENT, INC.

11501 Dublin Blvd., Suite 200

Dublin, CA 94568

Phone: (925) 891-8029

Fax: (925) 891-8028

7,912,660 shares of Common Stock

February 21, 2014

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________, 2014, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

114

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$700.00
Audit Fees and Expenses	$35,000
Legal Fees and Expenses	$45,000
Transfer Agent and Registrar Fees and Expenses	$2,500
Miscellaneous Expenses	$1,800
Total	$85,000*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Delaware General Corporation Law and the Bylaws of the Company. Unless specifically limited by a corporation’s Certificate of Incorporation, Delaware law automatically provides directors with immunity from monetary liabilities. Excepted from that immunity are:

  willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

  a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

  a transaction from which the director derived an improper personal profit; and

  willful misconduct.

The Certificate of Incorporation provide that the Company will indemnify its officers, directors, legal representatives, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Delaware against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Certificate of Incorporation is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

115

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 17, 2012, the Company issued 6,000,000 shares of its common stock to an accredited investor for services rendered, with a per share price $0.001 per share. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as they were transactions by an issuer not involving a public offering, no underwriters we used and no commissions were paid.

On January 14, 2013, we completed a Regulation S offering in which we sold 4,596,160 shares of common stock to 78 investors, at a price per share of $0.05 per share for aggregate proceeds of $229,808. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

SHAREHOLDER	SHARES
Aniket Dogra	20000
Arunkumar Shivaraman	20000
Divya Chhawchharia	20000
Falguni N shah	20000
Harsh Shah	20000
Hirek Dinesh Karaniya	20000
Kumarpal S Shah	20000
Lakshmikumaran Suresh	20000
Lalitha Vaidyanathan	20000
Madhuri M Shastri	20000
Maithili Vishwanathan Iyer	20000
V. Mythily	20000
Nakul Chhawchharia	20000
V.Narayanan Iyer	400000
Nikesh Shah	20000
R.Parthasarathy	400000
Rajeev Jugalkishor Mundra	20000
Rajeshwari Viswanathan Iyer	20000
Ramesh Iyer	20000
Reena Kaushik	20000
Rita Shah	20000
Sangita Rajeev Mundra	20000
Seema Narayan	20000
Shanta Narayan	20000
Shailesh Varudkar	20000
Sharanya Viswanathan Iyer	20000
Sheela Ramesh	20000
Shweta Shenoy	20000
Sriram Iyer	100000
V. Subramanian	20000
Sudha Karthik Ramakrishnan	40000
Sunil Kumar Sharma	20000
Veeraraghavan Lakshmikumaran	20000
Vijay Shah	20000
Meyyammai Veerappan Chettiar	20000
L. Nalina	20000
A. Niranjani	20000
S.Bharath	20000
Veerappan Nagappan	20000
A.Poornachandran	20000
Thandava Krishna Murthy	20000
Venkatasubramanyam Chandra Sekhar	20000
N. Nagappan	20000
Harish Awtaney	20000
Lata Awtaney	20000
Ajay Awtaney	20000
Chandra Ramani	20000
Lakshmi Narayanan Sankara Krishnan	20000
Rama Subramani Lakshmi	20000
Rama Subramani Radha	20000

116
Rama Subramani Ramani	20000
T.Shanthi Priya	20000
Stephen Socorro D'costa	20000
Shaikh Feroz Abdul Karim	20000
Narayanan Sriram	20000
Kandasamy Balakumar	20000
Yussuf Sajjadhusein jawadwala	20000
Krishnan Narayana	20000
Mothukuri Saikumar	20000
Mustansir Mannan Safri	20000
Pachamuthu Senthilkumar	20000
Pahlachander Sivaramakrishnan	20000
Sivaramakrishnan Krishnamurthy	20000
Pugalenthi Rajendiran	20000
Sanjeevi Iyyamperumal	20000
Duraisamy Ravichandran	20000
Haja Sowkathali Abdul Rajack	20000
Meyyammai Veerappan Chettiar	400000
Veerappan Nagappan	400000
Narayanan Sriram	400000
Srinivasan Kannan	60000
Rajagopal Govindasamy	1000000
Prashant Kothari	20000
C Arumugam	36160
N Sundar	20000
Gomathi Sundar	20000
Gowrisankaran Ramya	40000

On May 20, 2013, we completed a Regulation S offering in which we sold 4,050,000 shares of common stock to 50 investors, at a price per share of $0.20 per share for aggregate proceeds of $810,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

SHAREHODER	SHARES
Meyyammai Veerapan Chettiar	225,000
Veerappan Nagappan	225,000
Nikesh Shah	150,000
Harishankar Chaitanya	175,000
Sriram Iyer	175,000
V.Narayanan Iyer	75,000
R Ramesh	50,000
Vanaja Ramalingam	50,000
Kallal Choudhury	25,000
B. R Venugopal	25,000
Arvind Vishwanat	25,000
Sachin Srinivas Bhattad	25,000
Srinivasarangan Sundarrajan	50,000
Sethuraman Venkataraman	25,000
Sundrarajan Srinivasan	225,000
Sujatha Srinivasan	100,000
Sathayasai Ramachandran	25,000
Simi Chadha	25,000
Rajkumar	25,000
Jugalkishor Mundra	100,000
Anand P Joshi	25,000
Mahesh Manohar Pathak	25,000
Sunil Bhatia	25,000
Davinder Pal Singh	50,000
Dhiral Pravin Chandaria	25,000
Shailesh Varudkar	25,000
Jaishankar Srinivasan	100,000
Mouseback Limited	125,000
V. Subramanian	50,000
Vignesh Nayak	50,000

117
Rishma Shetty	25,000
Madhuri M Shastri	25,000
Manoj Ram awtar Yadav	125,000
Mahesh V Chandak (HUF)	75,000
Lalitha Vaidyanathan	50,000
Rajiv Bhambani	50,000
Divya Pawan Chandak	50,000
Amber Singhania	25,000
Haridas M Nayak	25,000
Prashant Devendra Chonkar	250,000
Sanjay Jain	50,000
Shankar K	25,000
Venkat Krishnan	250,000
Tan Si-Ruo	300,000
Alagappan Muthuraman	125,000
Deepa Vishwanathan	50,000
Daniel Mathews	50,000
Chandrakanta Bhutada	25,000
Joseph Serrao	25,000
N L Dharmasamvardhani	25,000
Kathiresan Annamalai	125,000

The Common Stock issued in our Regulation S Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506(b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities.

118

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Certificate of Incorporation of KM Wedding Events Management, Inc.(1)
3.2	Bylaws of KM Wedding Events Management, Inc.(1)
5.1	Opinion of Zouvas Law Group, P.C., regarding the legality of the shares being registered(3)
10.1	Agreement between KM India and Sun TV dated March 31, 2008(2)
10.2	Agreement between KM India and Vasan Print Products Private Limited dated August 10, 2008(2)
10.3	Agreement between KM India and Vasan Publications Private Limited dated October 10, 2008(2)
10.4	Intellectual Property Agreement between KM India and Unique Marriage Services dated November 29, 2012(2)
10.5	Stock Purchase Agreement between KM India and the Company dated February 14, 2013(2)
10.6	Stock Purchase Agreement among the Company and Venkatesan Vaidhyanathan, Meera Ngarajan, Sridhar Kalyanasundaram, Vijaya Bhaskar Venkatesan & Nithya Vijaya Baskar dated February 14, 2013(2)
21.1	List of Subsidiaries(1)
23.1	Auditor Consent(3)
23.2	Consent of Zouvas Law Group, P.C., (included in Exhibit 5.1)

(1)	Filed with the SEC on November 18, 2013 as part of our Registration Statement on Form S-1.
(2)	Filed with the SEC on January 21, 2014 as part of our Registration Statement on Form S-1/A.
(3)	Filed herewith.
119

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

120

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
121

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of February, 2014.

.

KM WEDDING EVENTS MANAGEMENT, INC.

By:	/s/ Meera Nagarajan
Name:	Meera Nagarajan
Title:	Managing Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Meera Nagarajan, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of KM Wedding Events Management, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Meera Nagarajan Meera Nagarajan	Managing Director and Chief Executive Officer	February 21, 2014
122

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of KM Wedding Events Management, Inc.(1)
3.2	Bylaws of KM Wedding Events Management, Inc.(1)
5.1	Opinion of Zouvas Law Group, P.C., regarding the legality of the shares being registered(3)
10.1	Agreement between KM India and Sun TV dated March 31, 2008(2)
10.2	Agreement between KM India and Vasan Print Products Private Limited dated August 10, 2008(2)
10.3	Agreement between KM India and Vasan Publications Private Limited dated October 10, 2008(2)
10.4	Intellectual Property Agreement between KM India and Unique Marriage Services dated November 29, 2012(2)
10.5	Stock Purchase Agreement between KM India and the Company dated February 14, 2013(2)
10.6	Stock Purchase Agreement among the Company and Venkatesan Vaidhyanathan, Meera Ngarajan, Sridhar Kalyanasundaram, Vijaya Bhaskar Venkatesan & Nithya Vijaya Baskar dated February 14, 2013(2)
21.1	List of Subsidiaries(1)
23.1	Auditor Consent(3)
23.2	Consent of Zouvas Law Group, P.C., (included in Exhibit 5.1)

(1)	Filed with the SEC on November 18, 2013 as part of our Registration Statement on Form S-1.
(2)	Filed with the SEC on January 21, 2014 as part of our Amended Registration Statement on Form S-1/A.
(3)	Filed herewith.

1 Source: http://sunnetwork.in/tv-channel.aspx

2 Source: http://en.wikipedia.org/wiki/Demographics_of_India

3 Source: http://www.ey.com/GL/en/Issues/Driving-growth/Middle-class-growth-in-emerging-markets---China-and-India-tomorrow-s-middle-classes

4 Source: http://www.ethnikpr.com/ss_market.php

5 Source: http://www.nri-worldwide.com/index.cgi?cat=16&o=10

6 Id.

123